                                                                   EXHIBIT 10.74



                              AMENDED AND RESTATED

                      MEMORANDUM OF DISTRIBUTION AGREEMENT



                                 BY AND BETWEEN



                             UNIVERSAL STUDIOS, INC.



                                       AND



                        THE HARVEY ENTERTAINMENT COMPANY

                                TABLE OF CONTENTS


RECITALS.....................................................................................1

AGREEMENT....................................................................................2

ARTICLE 1:  EFFICACY AND DEFINITIONS.........................................................2
        Section 1.1   Replacement of Original Form of Agreement; Changes to PSO Agreement....2
        Section 1.2   Definitions............................................................3
        Section 1.3   Certain Interpretive Matters...........................................6

ARTICLE 2:  PICTURES.........................................................................7
        Section 2.1   Casper Pictures........................................................7
               (a)    Universal Initiation Right.............................................7
               (b)    Features...............................................................7
                      (i)    General.........................................................7
                      (ii)   First Feature Casper Picture....................................7
                      (iii)  Feature Casper Picture Sequel Rights............................8
                      (iv)   Producer Credits................................................8
               (c)    Non-Features...........................................................9
               (d)    Other Pictures........................................................10
        Section 2.2   Richie Rich...........................................................10
               (a)    Universal Acquisition Right...........................................10
               (b)    No Acquisition By Universal...........................................10
               (c)    Acquisition By Universal..............................................10
        Section 2.3   Other Existing Characters Pictures....................................10
        Section 2.4   New Character Pictures................................................10
        Section 2.5   General Terms:  All New Pictures......................................10
               (a)    Harvey Group Rights Regarding Production of Pictures..................10
               (b)    Credits...............................................................11
               (c)    Universal Production Rights...........................................11
               (d)    Universal Distribution Rights.........................................11
               (e)    First Negotiation Rights..............................................12
               (f)    Progress to Production................................................12
               (g)    Pay-or-Play Right.....................................................13
               (h)    Expiration of Initiation Term.........................................13
               (i)    Condition To Commencement.............................................13
        Section 2.6   Theatrical Preclusion Period For Casper Picture Sequels...............14
               (a)    Periods of Time Encompassed...........................................14
               (b)    Notice of Effectiveness...............................................14

        Section 2.7   Restrictions During Theatrical Preclusion Period......................15
               (a)    In General............................................................15
               (b)    Exceptions............................................................16
               (c)    Exercise of Retained Rights By Harvey.................................18
        Section 2.8   Rights/Services Fee For First Sequel..................................18
               (a)    Fixed Fee.............................................................19
               (b)    Contingent Compensation...............................................19
               (c)    Merchandising Participation...........................................19
               (d)    Delay Amounts.........................................................19
        Section 2.9   Rights/Services Fee For Additional Casper Pictures....................20
               (a)    Good Faith Negotiations...............................................20
               (b)    Baseball Arbitration..................................................21
                      (i)    Selection of Panel.............................................21
                      (ii)   Submissions....................................................21
                      (iii)  Proceedings....................................................22
                      (iv)   Decision.......................................................22
                      (v)    Costs..........................................................23
                      (vi)   Hold Harmless of Panel Members.................................23
               (c)    Coordination of Baseball Arbitration and Theatrical Preclusion
                      Period Procedures.....................................................23
               (d)    Ability to Proceed to Production......................................23
        Section 2.10  Scope of Rights/Services Fees.........................................23
        Section 2.11 Ghostly Trio Rights....................................................24

ARTICLE 3:  TELEVISION......................................................................24
        Section 3.1   Scope of Television Rights............................................24
        Section 3.2   Term of Rights........................................................24
        Section 3.3   Harvey Library........................................................25
               (a)    Domestic Territory....................................................25
               (b)    Foreign Territory.....................................................25
        Section 3.4   New Television Products...............................................25
               (a)    General...............................................................25
               (b)    Made-for-Video Products...............................................26
               (c)    First-Run Primary License.............................................26
        Section 3.5   Special Holdback on Animated New Television Products..................26

ARTICLE 4:  HOME VIDEO......................................................................27
        Section 4.1   Home Video............................................................27
        Section 4.2   Harvey Library........................................................27
        Section 4.3   New Television Products...............................................27
        Section 4.4   Made-for-Video Products...............................................27
               (a)    Applicable Product....................................................27
               (b)    Certain Protective Provisions.........................................28

               (c)    Time for Exercise.....................................................28
        Section 4.5   "Premiums."...........................................................28
        Section 4.6   Certain Restrictions on Universal Catalog Activities..................29

ARTICLE 5:  MERCHANDISING...................................................................29
        Section 5.1   Efficacy..............................................................29
        Section 5.2   Term..................................................................29
        Section 5.3   Existing Licenses/Leisure Concepts Agreement..........................30
        Section 5.4   New Licenses..........................................................31
               (a)    Universal Exclusive Agency............................................31
               (b)    Fees..................................................................31
               (c)    Harvey Group Direct Licensing.........................................32
        Section 5.5   Marketing Plan........................................................33
        Section 5.6   Style Book............................................................33
        Section 5.7   Special Holdback on Harvey Group Licenses; Designation of
                      Merchandising Revenues................................................33
        Section 5.8   Special Holdback on Universal Licenses................................33
        Section 5.9   Merchandising Exploitation of Feature New Pictures....................33

ARTICLE 6:  THEME PARKS.....................................................................33
        Section 6.1   Scope of Article......................................................33
        Section 6.2   Universal Exclusive Rights and Territories............................34
               (a)    Term..................................................................34
               (b)    United States/Initial Period..........................................34
                      (i)    California and Florida.........................................34
                      (ii)   All Other U.S. States..........................................34
                      (iii)  Total United States Exclusivity................................35
               (c)    United States/Subsequent Period.......................................35
               (d)    Exception for Harvey Parks............................................35
               (e)    United Kingdom, France or Japan.......................................35
               (f)    All Other Territories.................................................36
        Section 6.3   Harvey Group Merchandising Space......................................36
        Section 6.4   Licensing Fees, Joint Logo Merchandise and Promotions.................36
               (a)    Licensing Fees........................................................36
               (b)    Joint Logo Merchandise................................................37
               (c)    Universal Distribution Company Catalog................................37
               (d)    Harvey Group Cartoon Films............................................37
               (e)    Corporate Sponsors....................................................37
        Section 6.5   Harvey Approval Right.................................................38

ARTICLE 7:  OTHER COVENANTS.................................................................38
        Section 7.1   All Other Media.......................................................38
        Section 7.2   Mutual Release........................................................38

               (a)    General...............................................................38
               (b)    Included Releasees....................................................38
               (c)    Scope of Release......................................................39
               (d)    Exclusions............................................................39
        Section 7.3   Additional Consultation Rights........................................40
        Section 7.4   Paramount Pictures Agreement..........................................40
        Section 7.5   Additional Payments...................................................40

ARTICLE 8:  GENERAL PROVISIONS..............................................................41
        Section 8.1   New Universal Elements................................................41
        Section 8.2   Certain Harvey Approval Rights........................................42
        Section 8.3   Security Interest.....................................................42
        Section 8.4   Other Documents and Instruments.......................................42
        Section 8.5   Remedies..............................................................43
        Section 8.6   Reports of Infringements..............................................43
        Section 8.7   Notices...............................................................43
        Section 8.8   Active Project Notification...........................................44
        Section 8.9   Tax Treatment.........................................................44
        Section 8.10  Trademark and Copyright...............................................44
        Section 8.11  Accounting............................................................45
        Section 8.12  Universal Added Attributes............................................45
        Section 8.13  Recognition of Certain Third Person Rights............................46
        Section 8.14  Publicity.............................................................46
        Section 8.15  Confidentiality/Press Release.........................................46
        Section 8.16  No Expansion/Limitation of Liability..................................47
        Section 8.17  Rights Granted........................................................47
        Section 8.18  Corporate Authorization...............................................47
        Section 8.19  Miscellaneous.........................................................47

SIGNATURES..................................................................................48

SCHEDULE 1: ADDITIONAL DEFINITIONS ........................................................I-1

SCHEDULE 2: PRICING SCHEDULE..............................................................II-1

EXHIBIT 4.2: ASSIGNMENT AND ASSUMPTION AGREEMENT

EXHIBIT A: REVISED NET PROCEEDS DEFINITION

EXHIBIT A-1: REVISED GROSS PROCEEDS DEFINITION

EXHIBIT X: ORIGINAL GROSS PROCEEDS DEFINITION

EXHIBIT Y: ORIGINAL NET PROCEEDS DEFINITION

                              AMENDED AND RESTATED
                      MEMORANDUM OF DISTRIBUTION AGREEMENT

        This Amended and Restated Memorandum of Distribution Agreement ("Amended and Restated Agreement") was originally made and entered into in its unamended form (the "Original Form of Agreement") as of the 7th day of December, 1990 (the "Original Agreement Date") among MCA Inc., a Delaware corporation now known as Universal Studios, Inc. (as further defined in Schedule 1, "Universal"), HMH Communications, Inc., a California corporation now known as The Harvey Entertainment Company ("Harvey"), and Harvey Comics Entertainment, Inc., a New York corporation that is known as Harvey Comics, Inc. ("Harvey Comics"), and is being amended and restated in its entirety as of May 15, 1997 (the "Settlement Date") based on that certain "Term Sheet for Universal Harvey Restated Agreement" (the "Term Sheet") entered into on the Settlement Date. Universal, Harvey and Harvey Comics are the parties ("Parties") to this Amended and Restated Agreement.

                                    RECITALS

        A. The Parties and others entered into that certain Stock Purchase Agreement, dated as of November 13, 1990 (the "Stock Purchase Agreement").

        B. The execution and performance of the Original Form of Agreement by the Parties hereto were conditions to the execution and performance of the Stock Purchase Agreement by the parties to the Stock Purchase Agreement. Accordingly, the Parties hereto deemed it necessary and advisable and in their best interests, and in the best interests of their respective shareholders, to enter into the Original Form of Agreement.

        C. Since the Original Agreement Date, the Parties amended the Original Form of Agreement by letter agreements dated as of April 22, 1993 and September 28, 1993 (the "Letter Amendments"). The Parties have also entered into certain other agreements pursuant to or in furtherance of the terms of the Original Form of Agreement as previously amended, namely, that certain letter dated May 19, 1995 as amended by an agreement dated as of August 1, 1996 related to certain Products featuring the Character known as "Baby Huey" (the "Baby Huey Agreement"), that certain letter agreement dated as of September 22, 1994 related to the Universal/Harvey Animation Studio (the "PSO Agreement") that certain agreement dated as of March 15, 1992 related to domestic distribution of home video products from the Harvey Library (the "Distribution Acquisition Agreement," which is no longer in force as of the date of actual execution of this Amended and Restated Agreement) and that certain agreement dated as of March 26, 1996 related to the distribution of certain television programs featuring the Character known as "Casper" (the "Television Distribution Agreement").

        D. Concurrently with the execution of the Amended and Restated Agreement as of the Settlement Date, Universal and Harvey are also entering into a letter agreement (the "Merchandising Amendment") regarding certain Merchandising rights of the Parties, substantially in the form of the October 29, 1996 draft of that agreement previously negotiated ( the "Merchandising Amendment Draft") and incorporating a proposed side letter dated November 1996 (the "Merchandising Side Letter") regarding foreign licensing agents and other matters as well as changes to the Merchandising Agreement Draft reflected in the Term Sheet. As used herein, the term "Merchandising" shall have the same meaning as such term is given in the Merchandising Amendment.

        E. In light of developments since the execution of the Original Form of Agreement and the Letter Amendments, which developments include without limitation the entry of Universal and Harvey into the Baby Huey Agreement, the PSO Agreement, the Television Distribution Agreement, the Distribution Acquisition Agreement and the Merchandising Amendment (such agreements and instruments as well as this Amended and Restated Agreement, but excluding the Original Form of Agreement and the Letter Amendments, being hereinafter collectively referred to as the "Related Agreements" and individually as a "Related Agreement"), the Parties deem it necessary and advisable and in their respective best interests to enter into this Amended and Restated Agreement as of the Settlement Date to replace the Original Form of Agreement as amended to the Settlement Date.

                                    AGREEMENT

        NOW, THEREFORE, on the basis of the preceding facts, and in consideration of the mutual covenants set forth below, the Parties to this Amended and Restated Agreement agree as follows:

                       ARTICLE 1: EFFICACY AND DEFINITIONS

        Section 1.1 Replacement of Original Form of Agreement; Changes to PSO Agreement. This Amended and Restated Agreement hereby replaces in its entirety the Original Form of Agreement as amended by the Letter Amendments and supercedes the Term Sheet. The rights and obligations of the Parties set forth in the Baby Huey Agreement, the PSO Agreement and the Television Distribution Agreement shall continue, subject to the proviso that all references therein to the rights of the Parties under the Original Form of Agreement shall be deemed to refer to the rights of the Parties under this Amended and Restated Agreement. Wherever a provision of this Amended and Restated Agreement or of the Merchandising Amendment conflicts with a provision of the Baby Huey Agreement, the PSO Agreement or the Television Distribution Agreement, the provisions of this Amended and Restated Agreement or of the Merchandising Amendment, as the case may be, shall be deemed controlling unless and to the extent the relevant provision of the Baby Huey Agreement, the PSO Agreement or the Television Agreement expressly provides that it is to be paramount to the provisions of the Original Form of Agreement, in which case such relevant provision of the other Related Agreement shall be deemed controlling. Notwithstanding the foregoing:

               (a) The two-year holdback set forth in paragraph 6 of the PSO Agreement is hereby increased to three years and is agreed to refer to Casper Character animated television shows only; and

               (b) To the extent the PSO Agreement contemplated the creation of a separate PSO entity and the implementation of provisions of the PSO Agreement through such separate entity, the Parties hereby agree that:

                      (i) The contemplation of a separate PSO entity by the PSO Agreement is hereby stricken from such Agreement;

                      (ii) Such Agreement shall be implemented without regard to a separate PSO entity;

                      (iii) The PSO Agreement is hereby amended to effectuate the foregoing mutatis mutandis;

                      (iv) Universal shall be and hereby is authorized to dissolve any PSO entity that was originally created for purposes of the PSO Agreement; and

                      (v) The foregoing is not intended to, and shall not, effect any material alteration of the parties' remaining underlying substantive rights set forth in the PSO Agreement (including the designation therein of parties therein with control over and rights to participate in specified decisions).

        Section 1.2 Definitions. For purposes of this Amended and Restated Agreement, capitalized words shall have the meanings ascribed thereto in the Sections and Schedules set forth below (which Schedules are attached hereto and incorporated herein by this reference).


        Defined Term                                      Section
        ------------                                      -------
        Active Development                         Schedule 1
        Aggregate Delay Amount                            2.8(d)
        Amended and Restated Agreement                    Introduction

        Applicable Country                        6.2(e)
        Attraction                                        Schedule 1
        Baby Huey Agreement                               Recital C
        Baseball Arbitration                      2.9(b)
        Casper Appearance Picture                         2.1(d)
        Casper Character(s)                               Schedule 1
        Casper Initiation Term                            Schedule 1
        Casper Non-Feature Picture                        2.1(c)
        Casper Picture(s)                                 Schedule 1
        Casper Video                                      4.6
        Characters                                        Schedule 1
        Claim(s)                                          7.2(a)
        Closing Date                              Schedule 1
        Continuing Third Party Theme Park Rights          Schedule 1
        Daily Delay Amount                        2.8(d)
        Domestic Territory                        Schedule 1
        Exclusivity Zone                                  6.2(b)(ii)
        Existing Characters                       Schedule 1
        Existing Merchandising Licensees                  Schedule 1
        Exploit or Exploitation                           Schedule 1
        Feature                                           Schedule 1
        Film Advance Amount                               Section 7.5
        Filmed Entertainment Product                      2.7(a)
        Final Notice                              2.6(b)(ii)
        First Negotiation/First Refusal Rights            Schedule 1
        First Negotiation Rights                          Schedule 1
        First Sequel                                      2.6(a)
        Fixed Sequel Fee                                  2.8(a)
        Force Majeure Event                               Schedule 1
        Foreign Territory                                 Schedule 1
        Green-Lighted                                     2.1(b)(ii)(A)
        Harvey                                            Introduction
        Harvey Comics                                     Introduction
        Harvey Designees                                  2.1(b)(i)
        Harvey Executive Producer                         2.1(b)(i)
        Harvey Group                                      Schedule 1
        Harvey Group Licenses                             5.4(c)
        Harvey Library                                    Schedule 1
        Harvey Parks                                      6.2(d)
        Harvey Preclusion Period                  5.7
        Home Video Royalty                                2.8(b)
        Increased Percentage                              2.8(b)

        Initial Artificial Breakeven              Schedule 1
        Initial Notice                            2.6(b)(i)
        Initial Percentage                                2.8(b)
        Initial Period                            6.2(a)
        Letter Amendments                         Recital C
        Made-for-Video Products                           3.4(b)
        Marketing Plan                                    5.5
        Merchandising                                     Recital D
        Merchandising Amendment                           Recital D
        Merchandising Amendment Date              5.1
        Merchandising Amendment Draft             Recital D
        Merchandising Gross Receipts                      Schedule 1
        Merchandising Letter Period                       5.4(a)
        Merchandising Side Letter                 Recital D
        Montgomery                                2.1(b)(i)
        Network                                           3.4(c)
        New Universal Elements                            8.1
        New Pictures                              Schedule 1
        New Television Product                            Schedule 1
        Original Agreement Date                   Introduction
        Original Form of Agreement                        Introduction
        Other Existing Characters Picture(s)              Schedule 1
        Other Media Rights                        Schedule 1
        Other States                              6.2(b)(ii)
        Outside Attorney                                  2.1(b)(iv)
        Panel                                             2.9(b)(i)
        Parties                                           Introduction
        Person                                            Schedule 1
        Picture                                           Schedule 1
        Post-Sequel Casper Video                  4.4(a)
        Precluded Film Product                            2.7(a)
        Pricing Schedule                                  2.6(a)
        Product                                           Schedule 1
        Promotions                                        Schedule 1
        PSO Agreement                                     Recital C
        Qualifying Attraction                             Schedule 1
        Related Agreement(s)                              Recital E
        Releasor                                          7.2(a)
        Releasee                                          7.2(b)
        Rights/Services Fee                               2.1(b)(i)
        Settlement Date                                   Introduction

        Silver/Davis                                      Schedule 1

        Special Appearances                               6.2(b)(ii)
        Stock Purchase Agreement                          Recital A
        Stroller Agreement                        6.1
        Strollers                                         Schedule 1
        Subsequent Period                                 6.2(a)
        Subsequent Sequel                         2.9(a)
        Target Date                                       2.6
        Television Distribution Agreement                 Recital C
        Theatrical Preclusion Period                      2.6(a)
        Theme Parks                               6.1
        Transfer                                          Schedule 1
        Universal                                         Introduction
        Universal Group                                   Schedule 1
        Universal Parks                                   6.1
        Universal Preclusion Period                       5.8(a)
        Universal Restricted Period                       5.8(b)
        Video Restricted Period                           4.6
        Warner Rights                                     Schedule 1

        Section 1.3 Certain Interpretive Matters. In this Amended and Restated Agreement, unless the context otherwise requires, the singular shall include the plural, the masculine shall include the feminine and neuter, and vice versa. The terms "includes" or "including" shall mean "including, but not limited to." References to a Section, Article, Exhibit or Schedule shall mean a Section, Article, Exhibit or Schedule of this Amended and Restated Agreement. Where a Party refers to a given agreement or instrument as it existed as of a certain date, that reference shall mean that agreement or instrument as modified, amended, supplemented and restated through such date. The headings of the Articles, Sections, Subsections, Paragraphs and Subparagraphs of this Amended and Restated Agreement are for convenience only, and they shall not be of any effect in construing the contents of the provisions hereof. Each Party shall be deemed to have participated equally in the drafting of this Amended and Restated Agreement.

                               ARTICLE 2: PICTURES

        Section 2.1 Casper Pictures.

               (a) Universal Initiation Right. Subject to the terms and conditions hereof, Universal shall have the sole and exclusive right and license during the Casper Initiation Term to initiate and cause the development and production of Casper Pictures.

               (b) Features.

                      (i) General. If Universal initiates development of a Feature Casper Picture (which for this purpose shall be deemed to have occurred when Universal engages the initial screenwriter for such Picture), Universal shall engage Jeffrey Montgomery ("Montgomery") so long as he is employed by or as a consultant to Harvey, or if Montgomery is not employed by or as a consultant to Harvey, one person designated by Harvey to render executive producer services (Montgomery or such person, the "Harvey Executive Producer"). Additionally, if Harvey so requests in connection with a Feature Casper Picture, Universal shall engage up to two (2) additional individuals designated by Harvey in writing ( the "Harvey Designees"), as executive producers or, in the case of the first Feature Casper Picture, co-executive producers; provided that Universal will engage the Harvey Executive Producer as an individual executive producer for each Feature Casper Picture after the first. If Universal actually initiates development and/or produces such a Picture, Universal shall pay Harvey a rights/services fee for all services rendered by Montgomery, Harvey and the Harvey Designees (if applicable) and for all rights and licenses granted by Harvey ("Rights/Services Fee").

                      (ii) First Feature Casper Picture. The first Feature Casper Picture was "Casper," released in May 1995. The Rights/Services Fee payable to Harvey in connection with the first Feature Casper Picture was as follows:

                             (A) Seven Hundred Fifty Thousand Dollars ($750,000) payable one-third (1/3) upon Universal's engagement of the initial screenwriter for the Picture, one-third (1/3) upon Universal's having Green-Lighted production of the Picture and one-third (1/3) upon the delivery to Universal of the completed Picture; Universal agrees, however, to pay Harvey, no later than thirty (30) days following the Original Agreement Date, One Hundred Thousand Dollars ($100,000) as an advance against this Seven Hundred Fifty Thousand Dollar ($750,000) fee (provided that payment of the advance will not constitute Universal's initiation of the development of a Picture nor obligate Universal to actually produce a Casper Picture); provided further, that if in connection with such Picture, Universal elects to engage or accord credit to Montgomery as a co-executive producer in lieu of engaging or according credit to Montgomery as executive producer, without Harvey's consent, this Seven Hundred Fifty Thousand Dollar ($750,000) fee shall be increased to One Million Dollars ($1,000,000) (such increase in the Rights/Services Fee to be paid ratably over the then remaining unpaid installments of the Rights/Services Fee);

                             (B) Seven and One-Half percent (7 1/2%) of "Gross Proceeds" (as defined in Exhibit "A" attached to the Original Form of Agreement and attached hereto as Exhibit X) from and after Initial Artificial Breakeven; it being agreed, however, that no sums received in connection with Merchandising from the Picture will be included in such Gross Proceeds in calculating Harvey's participation under this Subparagraph (but rather shall be accounted to Harvey in a separate Merchandising accounting pursuant to the provisions of Subparagraph (C) below); and

                             (C) Fifty percent (50%) of the Merchandising Gross Receipts, calculated in a separate Merchandising accounting and not included in such Gross Proceeds (as defined in Exhibit "A" attached to the Original Form of Agreement and attached hereto as Exhibit X).

                      (iii) Feature Casper Picture Sequel Rights. During the Casper Initiation Term, as part of Universal's perpetual and exclusive right and license to initiate and cause the development and production of Casper Pictures, Universal shall have all Feature Picture sequel and remake rights with respect to the first Feature Casper Picture and with respect to Casper. In connection with any such subsequent Feature Casper Picture, the Rights/Services Fee payable to Harvey in connection therewith shall be as set forth in Sections 2.8 and 2.9 below.

                      (iv) Producer Credits. In connection with each Feature Casper Picture, the Harvey Executive Producer and the Harvey Designees (if any) shall be accorded credit as follows:

                             (A) On screen, in the main titles (if principal credits appear in the main titles), in a size of type not less than the size of type used to display any other Person's individual or executive producing credit, the "Directed By" credit accorded to the director or the writing credits accorded to the writers. If the Harvey Executive Producer and the Harvey Designees are all accorded the same credit (as either executive producers or co-executive producers), then all such credits shall appear together on a shared card (but shared with no other Person); if the Harvey Executive Producer is accorded executive producer credit but the Harvey Designees are accorded co-executive producer credit, the Harvey Executive Producer's credit shall appear on a separate card, and the Harvey Designees' credits shall appear together on a shared card (but shared with no other Person).

                             (B) In the billing block of any paid advertising issued by or under the control of Universal (subject to Universal's usual paid advertising exclusion), in a size of type not less than the size of type used in such billing block to display any other Person's individual or executive producing credit, the "Directed By" credit accorded to the director or the writing credits accorded to the writers. In addition, if any other Person's individual or executive producing credit shall appear in the billing block of any so-called "excluded advertising" (other than award, nomination or congratulatory type advertising), then the Harvey Executive Producer's credit shall also appear in such billing block in a size of type not less than the size of type used to display such other Person's individual or executive producing credit.

Harvey shall indemnify and hold harmless Universal, its parent and subsidiary entities, and its and their respective past, present and future officers, directors, employees and agents, from and against any and all losses, claims, liabilities, judgments, fines, costs and expenses (including reasonable attorneys' fees and costs, for attorneys not employees of Harvey or Universal, respectively ("Outside Attorneys")), costs of witnesses and out-of-pocket costs of investigation, all as incurred) arising from or related to the claim or allegation of any third party that Harvey (either alone or together with any other Person or entity, including Universal) directly or indirectly granted or promised such third party an executive or co-executive producer credit in connection with any Feature Casper Picture after the first one produced hereunder, and Universal shall not accord credit to anyone because of his or her claim to be a Harvey Designee without Harvey's express written consent.

               (c) Non-Features. The Parties shall negotiate in good faith with respect to the terms and conditions (including, without limitation, the Rights/Service Fee (if any) payable to Harvey) applicable to the production of any non-Feature Picture in which Casper is to appear ("Casper Non-Feature Picture"). In the event the Parties cannot reach agreement with respect to the terms and conditions of any such non-Feature, non-Feature Picture rights with respect to Casper shall be frozen for the period commencing on the date the Parties reach impasse and discontinue negotiations and continuing until the date which is the earliest of the following: (i) one (1) year following the conclusion of the Casper Initiation Term; or (ii) the later of (A) two (2) years from the date upon which the Parties reach impasse and discontinue negotiations or (B) the expiration of the Casper Initiation Term.

               (d) Other Pictures. The Parties shall negotiate in good faith with respect to the terms and conditions (including, without limitation, the Rights/Services Fee (if any) payable to Harvey) applicable to the production of a Feature Picture in which Casper is to appear, but which is not a Casper Picture ("Casper Appearance Picture"). In the event the Parties cannot reach agreement with respect to the terms and conditions of any such Casper Appearance Picture, Picture rights with respect to Casper Appearance Pictures shall be frozen for the period commencing on the date the Parties reach impasse and discontinue negotiations and continuing until the date which is the earlier of:
(i) one (1) year following the conclusion of the Casper Initiation Term; or (ii) the later of (A) two (2) years from the date upon which the Parties reach impasse and discontinue negotiations or (B) the expiration of the Casper Initiation Term.

        Section 2.2 Richie Rich.

               (a) Universal Acquisition Right. This Subsection is hereby deleted.

               (b) No Acquisition By Universal. This Subsection is hereby deleted.

               (c) Acquisition By Universal. This Subsection is hereby deleted.

        Section 2.3 Other Existing Characters Pictures. This Section is hereby deleted.

        Section 2.4 New Character Pictures. This Section is hereby deleted.

        Section 2.5 General Terms: All New Pictures. All New Pictures the development and/or production of which are initiated, caused or otherwise undertaken by or under the auspices of Universal hereunder shall be subject to the following additional provisions:

               (a) Harvey Group Rights Regarding Production of Pictures. In connection with the development and production of all such New Pictures hereunder: (i) Harvey shall have full and complete consultation rights in connection therewith; (ii) Harvey shall (without limiting Harvey's other rights) have the right to approve Universal's election to produce any Feature New Picture for which the final budgeted negative cost is less than $7.5 million (such approval not to be unreasonably withheld); and (iii) Harvey shall have the right to approve the character designs, attributes and characterization of Characters to be included therein, as well as the story lines thereof, for the purpose of ensuring that the Characters are depicted therein in a manner consistent with the integrity and artistic representation of the Characters as the same have been depicted heretofore (such approval not to be unreasonably withheld).

               (b) Credits. In connection with any such New Picture which is a Feature New Picture hereunder, Universal will accord the following credits to the Harvey Group: (i) appropriate credit to the Harvey Executive Producer and the Harvey Designees (if any) involved in such Picture (which shall be accorded in the manner provided in Paragraph 2.1(b)(iv), or as may otherwise be agreed to after negotiation in good faith by the Parties with respect to other Feature New Pictures); (ii) an "in association with" credit for one entity of the Harvey Group designated by the Harvey Group, it being agreed that for Pictures produced after the Settlement Date, such credit shall be a "Harvey Entertainment in association with" credit, and shall appear (A) immediately following the Universal Studios credit if there is no Amblin' Entertainment credit, (B) immediately after the Amblin' Entertainment credit if there is an Amblin' Entertainment credit and such credit appears above the title credit, or (C) immediately prior to the Amblin' Entertainment credit if there is an Amblin' Entertainment credit and such appears in the end titles; and (iii) the Harvey Group's "jack-in-the-box" logo. The credits set forth in (ii) and (iii) shall appear on screen and in the billing block of paid advertising relating to such Picture issued by or under the control of Universal (subject to Universal's usual paid advertising exclusions) and in so-called "excluded advertising" relating to such Picture (other than award, nomination or congratulatory type advertising) where the complete billing block appears and shall bear the same relative size relationship to the Amblin' Entertainment credit, if any, and/or Universal credit in all subsequent Features as did the Harvey Entertainment Company credit to the Amblin' Entertainment and Universal credits in the first Feature Casper Picture.

               (c) Universal Production Rights. Subject to the rights of the Harvey Group set forth herein and in the Merchandising Amendment and other Related Agreements, Universal shall have the right to control all business and creative decisions with respect to the development and production of all such New Pictures hereunder.

               (d) Universal Distribution Rights. With respect to Universal's rights in all such New Pictures hereunder, Universal shall, subject to the other terms and conditions hereof (including Harvey's rights set forth in Subsection 2.5(a) above), have all right, title and interest in and to such New Pictures, including without limitation the copyright therein and the exclusive right to distribute such New Pictures throughout the universe in perpetuity in all media (whether now known or hereafter developed), as well as the right to advertise, publicize and promote the same; provided, that the Parties' rights in connection with "New Universal Elements" (as defined in Section 8.1 below) appearing in New Pictures shall be subject to the provisions of Subsection 2.5(e) below and
Section 8.1 below; provided further, that the foregoing shall not affect the Harvey Group's underlying rights with respect to the Characters (or the rights in connection therewith, including Merchandising rights described in the Merchandising Amendment and in this Agreement), except as otherwise herein provided.

               (e) First Negotiation Rights. From and after the Settlement Date, Universal shall have First Negotiation Rights with respect to any Transfer of rights by the Harvey Group in connection with the development, production, financing and/or distribution of any New Pictures that are Other Existing Characters Pictures in which the name of one or more Casper Characters is to appear in the title of the Picture (as a reference to such Character or Characters) or in which one or more Casper Characters are featured; provided that the provisions of Section 2.1 shall continue to apply in perpetuity to Casper Pictures, Casper Non-Feature Pictures and Casper Appearance Pictures; and provided further that this Subsection shall not be construed so as to limit any of Universal's or Harvey's rights with respect to New Universal Elements described in Section 8.1 or Universal's rights to use such New Universal Elements. Universal shall have the foregoing First Negotiation Rights for a period expiring on the earlier to occur of (i) December 7, 2000, or (ii) the date upon which the Universal Group ceases to own at least five percent (5%) of the outstanding capital stock of Harvey, at which time such rights will revert back to Harvey.

               (f) Progress to Production. With respect to each such New Picture which is a Feature New Picture the development of which is initiated by Universal hereunder, other than the initial Feature Casper Picture or any sequel thereto or remake thereof, the following progress-to-production/abandonment provision shall be applicable. Following Universal's receipt of the screenplay determined or approved by Universal to be the final screenplay in connection with the applicable Picture, if for any consecutive three month period (as such period may be extended by an applicable default, disability or Force Majeure Event, but not beyond an additional 6 months in the case of an extension for a Force Majeure Event) there is no Active Development in connection with the Picture, then the Harvey Group may give Universal a written request to resume Active Development of the Picture and, if Universal fails to resume such Active Development within thirty (30) days after receipt of such request, the Picture shall be deemed abandoned by Universal and the Harvey Group shall have the right for a two (2) year period to acquire Universal's rights in all materials developed for such Picture pursuant to Universal's customary turnaround provisions (subject to good faith negotiation, at the time the Parties negotiate the other terms and conditions applicable to such Picture (i.e., prior to the commencement of principal photography of such Picture) within customary parameters); provided, that the aforesaid abandonment by Universal shall be specific to the applicable Picture, and shall not in any way affect Universal's rights hereunder (if any) with respect to sequels/remakes of such Picture or other New Pictures. In connection with the foregoing turnaround right, if any, which the Harvey Group may have in connection with a Feature New Picture, it is understood that the Harvey Group's turnaround right shall have priority over any turnaround right granted to any third Person, except that in connection with the initial Feature Casper Picture, Universal may grant to Amblin' Entertainment (or to another Person controlled by Steven Spielberg), a joint turnaround right which shall be shared jointly, but not severally, with the Harvey Group.

               (g) Pay-or-Play Right. In connection with each such New Picture, Universal shall have the right to "pay-or-play" the services of the Harvey Executive Producer (and/or the Harvey Designees) off such Picture. If Universal exercises such right, it is understood that: (i) Harvey will continue to have full and complete consultation rights in connection with the New Picture, in Harvey's capacity as licensor of the Character(s) appearing in the Picture; and
(ii) Universal shall not have the right to delete the credit(s) to the Harvey Executive Producer (and the other Harvey Designees), or the "in association with" or logo credits to Harvey. In the event Universal exercises its pay-or-play rights in connection with such a New Picture, Harvey shall remain entitled to receive the entire applicable Rights/Services Fee in connection therewith at the times otherwise provided herein.

               (h) Expiration of Initiation Term. This Subsection is hereby deleted.

               (i) Condition To Commencement. Universal agrees that it shall not commence principal photography of such New Picture hereunder unless and until the material terms and conditions of the agreement between Universal and the Harvey Group in connection therewith (including the Rights/Services Fee and the Merchandising participation payable to Harvey unless one of the Parties submits the determination of such Rights/Services Fee and/or the Merchandising participation to Baseball Arbitration) shall have been agreed to; the Parties agree, however, to negotiate in good faith (and in a manner consistent with the purposes and intents hereof) with respect to such material terms and conditions; provided that notwithstanding the foregoing, the Parties' failure to reach agreement prior to the commencement of principal photography of such New Picture with respect to changes, if any, to Universal's definition of "Gross Proceeds" (as defined in Exhibit "A-1" attached to this Amended and Restated Agreement) or Universal's definition of "Net Proceeds" (as defined in Exhibit "A" attached to this Amended and Restated Agreement), as and if applicable with respect to such New Picture, shall not preclude Universal from commencing principal photography of such a New Picture. Notwithstanding the foregoing, the Parties agree that (i) the material terms and conditions of agreement between Universal and the Harvey Group with respect to all Casper Pictures are set forth herein and in the Merchandising Amendment, except for the Rights/Services Fee applicable to any such Casper Picture other than the initial Feature Casper Picture and the First Sequel; (ii) the Rights/Services Fee for the initial Feature Casper Picture and the First Sequel are set forth herein and in the Merchandising Amendment; and
(iii) for purposes of this Subsection the Parties shall be deemed to have agreed to the Rights/Services Fee in respect of any other Casper Picture as of the time they agree thereon or as of the time that one of the Parties submits the determination of such Rights/Services Fee to Baseball Arbitration, if earlier.

        Section 2.6 Theatrical Preclusion Period For Casper Picture Sequels.

               (a) Periods of Time Encompassed. Subject to the terms and provisions set forth in this Section, Universal shall be entitled to a preclusion period (a "Theatrical Preclusion Period") for each Casper Picture sequel that is initially released after the Settlement Date in at least eight hundred (800) theaters in the Domestic Territory, provided that Universal shall not be entitled to more than one Theatrical Preclusion Period (and no more than one such Casper Picture theatrical sequel shall qualify for a Theatrical Preclusion Period) unless (i) the first Theatrical Preclusion Period commences on one of the "Target Dates" set forth in Schedule 2 hereto and incorporated herein by reference (the "Pricing Schedule"), (ii) "Final Notice" as defined in Subsection 2.6(b)(ii) below has been given by Universal in the year preceding the applicable Target Date, and (iii) the first such Casper Picture theatrical sequel initially released after the Settlement Date (the "First Sequel") is released in at least eight hundred (800) theaters in the Domestic Territory between and including the first Memorial Day weekend and the first Labor Day weekend of the Theatrical Preclusion Period for the First Sequel (except to the extent such release is delayed by a Force Majeure Event). Each Theatrical Preclusion Period shall encompass the period set forth in the Pricing Schedule.

               (b) Notice of Effectiveness. In order for a Theatrical Preclusion Period to arise, Universal must provide Harvey with:

                      (i) Written notice by February 15 of the year preceding the year the Casper Picture theatrical sequel in question is anticipated to be released (the "Initial Notice") that either (A) Universal has given initial approval in good faith to the screenplay for such Picture (subject to customary changes), or (B) pre-production activity with respect to such Picture has commenced in good faith, which Initial Notice shall be accompanied by a Five Hundred Thousand Dollar ($500,000) advance against the Rights/Services Fee for such Casper Picture theatrical sequel (and which, except as provided in Subsection 2.9(c) and Paragraph 2.7(b)(iii), shall be applied to the Rights/Services Fee for the next Casper Picture thereafter produced and to the Initial Notice (if any) for the first such Theatrical Preclusion Period thereafter occurring if a Final Notice described in Paragraph (ii) below is not given with respect to the originally contemplated Theatrical Preclusion Period) ; and

                      (ii) Additional written notice by June 15 of the year preceding the year the Casper Picture theatrical sequel in question is anticipated to be released (the "Final Notice") stating that Universal intends that a Theatrical Preclusion Period commence on the next eligible date for the commencement of a Theatrical Preclusion Period and that such Casper Picture will be produced with the good faith intention of initial theatrical release between and including the first Memorial Day weekend and the first Labor Day weekend of such Theatrical Preclusion Period. Subject to the provisions of Subsection 2.9(d), such Final Notice shall be accompanied by payment of fifty percent (50%) of the balance of the guaranteed Rights/Services Fee related to such Casper Picture (excluding any amounts payable with respect to Merchandising participation which amounts shall be paid separately).

               (c) Limits On Subsequent Theatrical Preclusion Periods. Without limiting the generality of the proviso to the first sentence of Subsection 2.6(a), except for the first Theatrical Preclusion Period, a Theatrical Preclusion Period may not commence earlier than the third (3rd) anniversary or later than the sixth (6th) anniversary of the beginning of the immediately preceding Theatrical Preclusion Period, and after the first Theatrical Preclusion Period, there will be no subsequent Theatrical Preclusion Period unless there were an initial release of a Casper Picture theatrical sequel in at least eight hundred (800) theaters in the Domestic Territory at any time during such immediately preceding Theatrical Preclusion Period.

        Section 2.7 Restrictions During Theatrical Preclusion Period.

               (a) In General. Except as set forth in this Section 2.7 or as may be expressly permitted by the Merchandising Amendment, Harvey hereby agrees that during a Theatrical Preclusion Period, no member of the Harvey Group, nor any of their respective licensees, distributors, subdistributors and sublicensees (other than members of the Universal Group), will directly or indirectly (i) exploit, exhibit or re-release any Precluded Film Product in its initial medium of exploitation, (ii) theatrically release, exhibit or re-release any Precluded Film Product that is initially released in another medium, (iii) solicit or fulfill orders for, or manufacture or ship, or cause to be manufactured or shipped, any home video device that includes all or any portion of a Precluded Film Product, (iv) otherwise promote, market, advertise or distribute any Precluded Film Product, or (v) engage in activities precluded during the Theatrical Preclusion Period under the terms of the Merchandising Amendment. As used in this Amended and Restated Agreement, the term "Precluded Film Product" shall mean any filmed or taped, or similar recorded visual or audio-visual entertainment Product regardless of the medium of distribution, but excluding interactive products or games, including those on CD-Rom or the Internet, and other non-linear transmissions on the Internet (collectively, "Filmed Entertainment Product"), that is first released, broadcast or exhibited after January 1, 1998 and in which a Casper Character is featured. Notwithstanding the foregoing, for purposes of this Section 2.7(a), the term "Precluded Film Product" shall not include (x) after December 31, 2002, any Filmed Entertainment Product that would be a Precluded Film Product solely because of the appearance therein of the Characters Spooky, Poil, Nightmare and/or any of the Ghostly Trio or the reference to any of them in the title thereof, or (y) on or before December 31, 2002, one direct-to-video in which Wendy the Good Little Witch is featured as the primary Character and that would be a Precluded Film Product solely because of the "guest appearance" therein of the Character known as Nightmare.

               (b) Exceptions. Notwithstanding the foregoing, the restrictions set forth in Subsection 2.7(a) will not apply to the following:

                      (i) Harvey's direct-to-video live action Product scheduled for release in the last half of 1997 in which Casper is the most prominently featured Character;

                      (ii) Re-runs on television of television shows initially released prior to the Theatrical Preclusion Period or during the Theatrical Preclusion Period as permitted in Paragraph (iii) immediately below;

                      (iii) Episodes broadcast during the Theatrical Preclusion Period of a television series for which Harvey accepts an order by a Network (as defined in Subsection 3.4(c)) prior to the last date on which a Final Notice respecting the Theatrical Preclusion Period in question could have been given, which order is for broadcast during the Theatrical Preclusion Period, provided that (A) the order that is accepted includes at least six episodes of a series,
(B) Harvey gives Universal prompt written notice of any such acceptance of an order for a television series and the proposed period of broadcast, (C) such acceptance is with respect to a series the pilot script for which was ordered prior to the last date on which an Initial Notice respecting such Theatrical Preclusion Period could have been given, and (D) any portion of the Rights/Services Fee (and advances for Merchandising participation) paid to Harvey shall be subject to prompt refund if Universal gives written notice of cancellation of the Theatrical Preclusion Period within five (5) business days of its receiving written notice of such acceptance by Harvey;

                      (iv) With respect to direct-to-video Products initially released prior to the Theatrical Preclusion Period, the activities described in clause (iii) of Subsection 2.7(a), provided that such activities shall not occur with respect to any country in which less than six (6) months shall have passed since the initial street release date in such country of the home video Product that contains the Casper Picture that is the subject of the Theatrical Preclusion Period in question (but such six months shall not extend beyond the expiration of such Theatrical Preclusion Period), and provided further that all such activities shall be generally consistent with either (A) the prior practice of the member of the Harvey Group or the licensee, distributor, subdistributor or sublicensee in question, or (B) industry practices generally followed for direct-to-video products where there is no competitive prequel, sequel or related video in the marketplace (including a video of a related theatrical film);

                      (v) The release, other than theatrical release, of any Filmed Entertainment Product in a medium now known or hereafter devised other than the medium in which such Filmed Entertainment Product was initially exploited, and the advertising, marketing and promoting of such Filmed Entertainment Product in such secondary medium, provided that such Filmed Entertainment Product was generally released in its medium of initial exploitation prior to the commencement of the Theatrical Preclusion Period in question, and provided further that such release, advertising, marketing and promoting in another medium occur in a manner generally consistent with industry practice absent the release of a related theatrical film (e.g., a fourth quarter 1998 Casper direct-to-video could be broadcast on television, cable, pay-per-view, etc. during a subsequent Theatrical Preclusion Period);

                      (vi) With respect to direct-to-video and television Products scheduled to be initially released after the conclusion of the Theatrical Preclusion Period:

                             (A) trade advertising and general paid advertising occurring after the second May 1st of the Theatrical Preclusion Period with respect to such direct-to-video Products and occurring after the second July 1st of the Theatrical Preclusion Period with respect to such television Products; and

                             (B) soliciting orders for, and manufacturing of, such direct-to-video Products;

Provided that the activities described in Subparagraphs (A) and (B) above which are undertaken are not designed to take advantage of the marketing of the Casper Picture or video containing the same that were released during the Theatrical Preclusion Period, and are either (x) generally consistent with the prior practices of the member of the Harvey Group or the licensee, distributor, subdistributor or sublicensee in question, or (y) consistent with customary industry practices generally followed for such products;

                      (vii) Press announcements and public filings required to be made by Harvey in order to comply with the requirements of law, the rules of a national securities exchange, or the rules of the National Association of Securities Dealers Automated Quotation System; or

                      (viii) Subject to rights granted to Universal herein and in any of the Related Agreements, Harvey's unrestricted right to develop, finance and produce Casper Character Filmed Entertainment Products (other than Casper Pictures) during a Theatrical Preclusion Period, or Harvey's entry into contracts to be performed outside the Theatrical Preclusion Period in question, it being acknowledged that the existence of the Theatrical Preclusion Period shall not prevent Harvey from entering into promotional or commercial tie-in agreements (subject to the further provisions of the Merchandising Amendment) or into contractual arrangements for advertising so long as the performance of any such agreement or arrangement does not occur during the Theatrical Preclusion Period.

               (c) Exercise of Retained Rights By Harvey. Harvey hereby agrees that it and each member of the Harvey Group will refrain, and that it will make reasonable efforts to ensure that each of their respective licensees, distributors, subdistributors and sublicensees will refrain from exercising rights they retain during the Theatrical Preclusion Period in a manner intentionally to frustrate the purposes of the Theatrical

Preclusion Period and Universal's rights with respect thereto.

        Section 2.8 Rights/Services Fee For First Sequel. The Rights/Services Fee payable to Harvey in connection with the First Sequel, if any, shall be as set forth in this Section 2.8.

               (a) Fixed Fee. Harvey shall be entitled to a fixed fee equal to the "Fixed Sequel Fee" set forth in the Pricing Schedule attached to this Amended and Restated Agreement and made a part hereof. Such fixed fee shall be treated as a non-refundable advance against Harvey's contingent compensation set forth in Subsection 2.8(b) below. The fixed fee shall be payable as follows: (i) the non-refundable amount set forth in the Pricing Schedule as due upon the Settlement Date, receipt of which is hereby acknowledged by Harvey, (ii) Five Hundred Thousand Dollars ($500,000) upon the giving of the Initial Notice for a Theatrical Preclusion Period applicable to such First Sequel, as provided in Paragraph 2.6(b)(i), (iii) fifty percent (50%) of the balance upon giving the Final Notice for such Theatrical Preclusion Period, as provided in Paragraph 2.6(b)(ii), and (iv) the balance upon commencement of principal photography but no later than twelve (12) months after the Final Notice.

               (b Contingent Compensation. Harvey shall be entitled to contingent compensation equal to that percentage of Gross Proceeds (as defined in Exhibit "A-1" attached to this Amended and Restated Agreement, except that cooperative advertising will not be deducted from "accountable gross" in arriving at "gross proceeds") from first dollar as is set forth as the "Initial Percentage" in the Pricing Schedule, escalating to that percentage of such Gross Proceeds from and after Initial Artificial Breakeven as is set forth in the Pricing Schedule as the "Increased Percentage," provided that home video receipts shall be included in such Gross Proceeds on a royalty basis calculated in accordance with the "Home Video Royalty" specified in the Pricing Schedule, and provided further that no sums received in connection with Merchandising from the First Sequel will be included in such Gross Proceeds in calculating Harvey's participation under this Subsection (but rather shall be accounted to Harvey in a separate Merchandising accounting pursuant to the provisions of Subsection (c) below).

               (c Merchandising Participation. Harvey shall be entitled to participate in sums received from Merchandising the First Sequel in accordance with the provisions of the Merchandising Amendment (which sums are in addition to the Rights/Services Fee components described in Subsections (a) and (b) of this Section 2.8).

               (d Delay Amounts. Except to the extent caused by a Force Majeure Event, in the event that for any reason after Universal provides Harvey with the Final Notice in respect of a Theatrical Preclusion Period applicable to the First Sequel the initial United States street release date of the home video containing the First Sequel does not occur by the second April 15th of the Theatrical Preclusion Period, then Universal will pay to Harvey the "Daily Delay Amount" set forth in the Pricing Schedule for each day during the period from and after such date to and including the initial street release date of the home video, up to a maximum aggregate amount equal to the "Aggregate Delay Amount" set forth in the Pricing Schedule. If the initial United States street release date of such home video occurs no later than one hundred twenty (120) days after the date of the general United States theatrical release of the First Sequel, then the amounts payable under this Subsection 2.8(d) shall increase only the fixed fee advance otherwise payable under Subsection 2.8(a). If, on the other hand, the initial United States street release date of such home video occurs more than one hundred twenty (120) days after the date of the general United States theatrical release of the First Sequel, then the amounts payable under this Subsection 2.8(d) shall increase the fixed fee otherwise payable under Subsection 2.8(a) but such increase shall not be treated as an advance against amounts due under Subsection 2.8(b). Except to the extent caused by a Force Majeure Event, the failure to ever actually release the First Sequel theatrically on eight hundred (800) or more screens following delivery of a Final Notice of a Theatrical Preclusion Period related to such First Sequel shall be deemed to entitle Harvey to payment of the Aggregate Delay Amount in accordance with the immediately preceding sentence no later than the second July 15th of the Theatrical Preclusion Period, and such Aggregate Delay Amount shall not be credited against any future payments (for sequels or otherwise).

        Section 2.9 Rights/Services Fee For Additional Casper Pictures.

               (a Good Faith Negotiations. With respect to each Casper Picture after the first Feature Casper Picture and the First Sequel (each such subsequent Casper Picture being herein referred to as a "Subsequent Sequel"), the Parties shall attempt to negotiate the Rights/Services Fee and the Merchandising participation in respect thereof in good faith, provided that if such Subsequent Sequel is subject to a Theatrical Preclusion Period, then:

                      (i The formula for determining the Rights/Services Fee (both fixed and contingent), and the Merchandising participation, as well as the advances payable with respect thereto, for such Subsequent Sequel shall be no less favorable for Harvey than the immediately preceding sequel to which a Theatrical Preclusion Period applied; and

                      (ii Amounts payable, if any, for delayed release shall be controlled by Subsection 2.8(d) above.

Such good faith negotiations in respect of any Subsequent Sequel may be initiated at any time by Universal's giving written notice to Harvey that it desires to set such Rights/Services Fee and the Merchandising participation, provided that such written notice may be given by Universal with respect to a Subsequent Sequel only after the expiration of at least ninety (90) days from the initial theatrical release in the Domestic Territory of all Casper Pictures for which the Rights/Services Fee and the Merchandising participation have previously been determined, whether by agreement (including this Amended and Restated Agreement with respect to the first Feature Casper Picture and the First Sequel) or by the Baseball Arbitration procedure described in Subsection (b) below.

               (b Baseball Arbitration. After the giving of such written notice, the Parties shall have thirty (30) days in which to reach agreement on the Rights/Services Fee and Merchandising participation applicable to the Subsequent Sequel in question. If the Parties fail to reach agreement within such thirty
(30) day period, then at any time thereafter and prior to executing an agreement on such Rights/Services Fee and Merchandising participation, either Party may initiate the procedure set forth in this Subsection ("Baseball Arbitration") by giving written notice to the other of its desire to initiate such procedure. Thereafter the Parties shall follow the following procedure to determine such Rights/Services Fee and Merchandising participation:

                      (i Selection of Panel. No later than the close of business on the tenth (10th) business day following such written notice, each Party shall provide written notice to the other setting forth (A) the identity of an individual with experience in the entertainment industry selected by such Party (who shall not be a present or former officer, director or partner of such Party, or a current employee or constituent partner of such Party, or of any of its Affiliates or of any of its current investment bankers, accounting firms or law firms) to resolve such disagreement, (B) such individual's consent to serve for such individual's customary hourly fees, and (C) the identity of up to ten
(10) suggested neutral individuals to serve as a third mediator who would meet the qualifications set forth in clause (A) above. The mediators originally designated by each Party shall promptly confer about the selection of a third mediator from such lists, and within fifteen (15) business days following the original notice of arbitration shall agree upon and (subject to availability) select the third mediator from the lists submitted by the Parties or, if they cannot agree upon a third mediator from such lists, shall otherwise agree upon and select a third mediator not on such lists who meets the qualifications set forth in clause (A) above, provided that if the originally designated mediators cannot agree upon a third mediator by such date, the third mediator shall be a retired judge designated by Judicial and Arbitration Mediation Services, Inc., located in Los Angeles, California. The three mediators so selected are herein referred to as the "Panel."

                      (ii Submissions. Within five (5) business days after the designation of the third mediator, each Party shall submit to the Panel such party's proposal in the form of an agreement regarding the Rights/Services Fee and the

Merchandising participation in respect of such Subsequent Sequel (other than with respect to delay payments controlled by Subsection 2.8(d)). Each party's respective proposal shall in substance be materially in accordance with the last proposals made by such Party to the other Party during the course of the aforementioned good faith negotiations between them.

                      (iii Proceedings Along with their proposals, the Parties may submit such written memoranda, arguments, briefs and evidence in support of their respective positions as they see fit and as a majority of the Panel may permit or determine. Subject to the foregoing, no particular procedures are intended to be imposed upon the Panel, it being the desire of the Parties that any such disagreement shall be resolved as expeditiously and inexpensively as reasonably practicable. In this regard, the Panel may follow such procedures, consistent with the language of this Amended and Restated Agreement, as it deems appropriate to the circumstances and with reference to the amounts in issue, and may obtain testimonial evidence under oath from the Parties and their respective witnesses as the Panel may determine.

                      (iv Decision. No later than sixty (60) calendar days following the initial notice of arbitration described in Subsection 2.9(b) above or, if Initial Notice for a Theatrical Preclusion Period has been given, no later than the May 20th following such Initial Notice pursuant to Section 2.9(c) below, the Panel shall, by majority vote, select one of the two proposals submitted by the Parties as the form of agreement to be executed by the Parties to evidence the Rights/Services Fee and/or Merchandising participation in respect of such Subsequent Sequel, it being agreed that the Panel shall have no authority to alter any such proposal in any way. Such selection shall be made by the Panel on the basis of its determination that such proposal reflects substantive terms that more closely reflect the market value of the rights involved than the alternative proposal, taking into account the market values of comparable rights, the financial performance of the immediately preceding Sequel, and whether the Subsequent Sequel in question will be the subject of a Theatrical Preclusion Period. Such determination by the Panel shall be final and binding upon the Parties; and thereafter the Parties shall promptly execute the form of agreement designated by the Panel, and their affairs (including, where applicable, the floor for advances for a Subsequent Sequel set forth in Section 2.9(a)(i)) shall be governed accordingly. Notwithstanding the foregoing, the Parties understand and agree that neither the commencement nor conclusion of any Baseball Arbitration will obligate Universal to proceed to production with respect to any Subsequent Sequel or to pay any Rights/Services Fee if it does not proceed to production.

                      (v Costs. The Party whose proposal is not selected by the Panel shall pay the costs of the arbitration, including the fees of each member of the Panel, and shall additionally bear the reasonable fees and costs (including reasonable attorney's fees for Outside Attorneys) of the other Party in connection with such proceeding.

                      (vi Hold Harmless of Panel Members. No member of the Panel shall have any liability to the Parties in connection with service on the Panel, and the Parties shall provide such indemnities to the members of the Panel as they shall request.

               (c Coordination of Baseball Arbitration and Theatrical Preclusion Period Procedures. If Universal gives Harvey an Initial Notice in respect of a Theatrical Preclusion Period for a Subsequent Sequel and the Parties have not yet agreed upon the Rights/Services Fee and/or Merchandising participation for such Subsequent Sequel, then the Baseball Arbitration with respect to such Subsequent Sequel shall commence within thirty (30) days following such Initial Notice, and the Parties shall mutually instruct the Panel to render a decision no later than the following May 20th. In the event that Universal timely proceeds to Baseball Arbitration following its giving of Initial Notice and does not give a Final Notice after the decision rendered therein, then and in such event, up to Two Hundred Fifty Thousand Dollars ($250,000) of the amount paid upon giving of the Initial Notice may be applied by Universal as an advance against film payments due to Harvey for prior Casper Pictures and the balance shall be treated as an advance against the Rights/Services Fee for the next Casper Picture (and may be applied to amounts due upon the giving of an Initial Notice with respect thereto, if applicable).

               (d Ability to Proceed to Production. It is understood and agreed that, subject to Subsection (c) above, no portion of the Rights/Services Fee with respect to a Subsequent Sequel (other than the amount due upon the giving of Initial Notice) shall be due until the entire Rights/Services Fee has been resolved either through negotiation or through Baseball Arbitration and that Universal may proceed to production pending Baseball Arbitration of such Rights/Services Fee.

        Section 2.10 Scope of Rights/Services Fees. It is understood and agreed that Universal shall not be required to pay any other fees to members of the Harvey Group, other than the Rights/Services Fees (and the Merchandising participation) described herein and in the Merchandising Amendment, for Universal's exclusive rights in respect of Casper Pictures and that such fees (including Merchandising participation) are "all-in fees" for the pertinent rights, including the rights to the use in any Casper Picture of the Character Casper, the other Characters included in the first Feature Casper Picture and the New Universal Elements, and for related ancillary rights including those in the soundtrack of any such Casper Picture.

        Section 2.11 Ghostly Trio Rights. Subject to other provisions of this Amended and Restated Agreement and the Related Agreements, Harvey shall retain non-exclusive theatrical motion picture rights to the Ghostly Trio, but will not permit the release (except by a member of the Universal Group) of any theatrical film that includes the Ghostly Trio or any of them prior to December 31, 2002.

                              ARTICLE 3: TELEVISION

        Section 3.1 Scope of Television Rights. Subject to Section 1.1, Universal shall have the rights set forth in this Article 3 with respect to:

               (a All Characters and Products (other than New Pictures) which the Harvey Group Exploited prior to the Settlement Date in the medium of television. After the Settlement Date, Universal shall have no rights to such Characters or Products under this Article other than those described in Subsection 3.1(b) below.

               (b All Products featuring a Casper Character or having a Casper Character's name in the title thereof which the Harvey Group intends to Exploit on or after the Settlement Date in the medium of television.

        Section 3.2 Term of Rights. Universal shall have the rights set forth in this Article 3 during the period commencing on the Original Agreement Date and continuing until the applicable date set forth below:

               (a December 7, 2003, for the rights set forth in Sections 3.4(a) and 3.4(b) as applied to New Television Products (including live action and animated) in which the Character Casper is the principal Character or in the title for which Casper's name appears as a reference to such Character;

               (b June 30, 2001, for the rights set forth in Sections 3.4(a) and 3.4(b) as applied to New Television Products (including live action and animated) in which another Casper Character (i.e., other than Casper) is the principal Character or in the title of which Casper's name does not appear but another Casper Character's name does as a reference to such other Character;

               (c December 7, 2003, for the rights described in Subsection
        3.3(a);

               (d The Settlement Date for the rights described in Section 3.3(b); and

               (e December 7, 2000 for the rights described in Section 3.5.

Provided that, the expiry dates for the rights referred to in Subsections (a),
(b) and (c) above will be December 7, 2000, unless (x) on or before June 15, 2000, Universal has provided Harvey with a Final Notice of an anticipated release of the First Sequel on or prior to Labor Day 2001, (y) such First Sequel is, in fact, initially released in at least eight hundred (800) theaters in the Domestic Territory on or prior to Labor Day 2001, and (z) with respect to Subsection (c) only, the projected theatrical box office for such First Sequel in the Domestic Territory exceeds One Hundred Million Dollars ($100,000,000).

                Section 3.3 Harvey Library.

               (a Domestic Territory. With respect to television Exploitation of Harvey Library Products, the Harvey Group is free to enter into agreements with third Persons with respect to the television Exploitation of Harvey Library Product, provided that such agreement is entered into on or before December 31, 1990; provided, however, that the term of the television Exploitation of Harvey Library Products by third Person(s) pursuant to any such agreement shall not exceed six (6) years from the date of such agreement. With respect to all other television Exploitation of Harvey Library Products in the Domestic Territory, Universal shall have First Negotiation/First Refusal Rights, except that on and after the Settlement Date such First Negotiation/First Refusal Rights shall be applicable only to Characters and Products described in Subsection 3.1(b).

               (b Foreign Territory. With respect to all television Exploitation of Harvey Library Products in the Foreign Territory, subject only to licenses in existence on the Original Agreement Date and listed or otherwise referred to on the Schedules to the Stock Purchase Agreement, Universal's First
Negotiation/First Refusal Rights shall expire on the Settlement Date.

        Section 3.4 New Television Products.

               (a General. Subject to Subsections 3.4(b) and (c) below, with respect to all New Television Products, Universal shall have First Negotiation/First Refusal Rights, except that on and after the Settlement Date such First Negotiation/First Refusal Rights shall be applicable only to Characters and Products described in Subsections 3.2(a) and 3.2(b)).

               (b Made-for-Video Products. In accordance with Subsection 3.4(a), Universal shall have First Negotiation/First Refusal Rights with respect to the Television Exploitation of Characters and Products which the Harvey Group Exploits initially in the home video market ("Made-for-Video-Products"); provided, however, that the Harvey Group shall have the right to transfer television rights in a Made-for-Video Product to a third Person in conjunction with the concurrent transfer of home video rights therein to such third Person, without according Universal First Negotiation/First Refusal Rights, if but only if the Board of Directors of Harvey has determined in its good faith business judgment that such transfer of television rights to such third Person is necessary so as not to frustrate Harvey's ability to conclude the agreement with such third Person for the transfer of home video rights in the Made-for-Video Product on acceptable terms.

               (c First-Run Primary License. Harvey shall have the right to directly license a first-run New Television Product to a Network, on a "primary license" basis (i.e., for a limited number of runs over a limited number of years within a single form of media within a distinct territory). For purposes of this Subsection 3.4(c), a "Network" shall mean a nationally broadcast network, such as ABC, CBS, NBC, FBC, UPN and WB, any integrated national pay television service (such as HBO and Showtime) or any integrated national basic television service (such as USA, Nickelodeon, Lifetime and the Family Channel), but shall not mean a so-called "ad hoc" network or a so-called "superstation."

        Section 3.5 Special Holdback on Animated New Television Products. If Universal initiates the development and/or production of a Feature Casper Picture to which a Theatrical Preclusion Period does not apply, the Harvey Group shall not Exploit (other than in connection with any then existing licenses) any animated New Television Product with respect to the Character(s) which is/are featured in such Picture or upon which such Picture is based (nor renew or extend any then existing licenses in connection therewith) for the period commencing on the date which Universal notifies the Harvey Group that it has Green-Lighted such Picture, and continuing until the date which is the earliest of:

               (a The earlier of:

                      (i Eighteen (18) months after the commencement of the
               initial theatrical release of such Picture, or

                      (ii Except in the case of the first Feature Casper
               Picture, thirty-six (36) months after the date of Universal's "Green-Light" notice; or

               (b The abandonment of such Picture by Universal; or

               (c December 7, 2000;

Provided that Universal agrees in each instance to consider whether and to what extent in Universal's good faith business judgment such a television "holdback" is necessary for purposes of Universal's marketing plan for the applicable New Picture; and provided further that the foregoing shall not preclude the appearance of any such Character in an animated New Television Product in which such Character is not a "series" regular, provided such Character appears only incidentally in connection therewith.

        Section 3.6 Subagents. Universal shall not utilize any subagents in connection with Universal's television distribution of New Television Products without Harvey's approval (such approval not to be unreasonably withheld).

                              ARTICLE 4: HOME VIDEO

        Section 4.1 Home Video. This Section is hereby deleted.

        Section 4.2 Harvey Library. As of August 22, 1997, Universal and Harvey entered into an Assignment and Assumption Agreement, attached hereto as Exhibit 4.2, pursuant to which Universal assigned back to Harvey all of Universal's then existing rights in the home video exploitation of Harvey Library Products. Such Assignment and Assumption Agreement is hereby incorporated by reference as though set forth fully hereat.

        Section 4.3 New Television Products. This Section is hereby deleted.

        Section 4.4 Made-for-Video Products.

               (a Applicable Product. Subject only to licenses in existence on the Original Agreement Date and listed on or referenced in the Schedules to the Stock Purchase Agreement, Universal shall have a First Negotiation/First Refusal Right with respect to the production, distribution and other Exploitation in the home video market of the first Post-Sequel Casper Video, which Right may be exercised only once. For purposes hereof, the "Post-Sequel Casper Video" shall be the first feature-length Made-for-Video Product (whether live action or animation or a combination) that is initially released, by either Harvey or by any of its direct or indirect licensees, sublicensees, distributors or subdistributors, after the First Sequel's initial theatrical release in the Domestic Territory and that (i) has the Character known as "Casper" as the most prominently featured Character in the Made-for-Video Product, and/or (ii) has the name "Casper" (as a reference to such Character) in the title of the Made-for-Video Product.

               (b Certain Protective Provisions. If Universal exercises such First Negotiation/First Refusal Right, if the Parties agree to terms for Universal's acquisition of rights in the Post-Sequel Casper Video, and if Universal timely releases such Made-for-Video Product in accordance with such terms of agreement, then Harvey will agree that there will be no initial release by Harvey, or by any of its licensees, distributors or subdistributors, during the six (6) months preceding and the nine (9) months following the initial release of the Post-Sequel Casper Video, of any Made-for-Video Product that includes a Casper Character, except for Made-for-Video Products of less than thirty-five (35) minutes duration (exclusive of main and end titles).

               (c Time for Exercise. The First Negotiation/First Refusal Right granted to Universal under Subsection 4.4(a) shall be in effect from the Settlement Date through the close of business on December 7, 2000 and shall apply to any proposal made on or before December 7, 2000, even if such proposal relates to a Post-Sequel Casper Video that is to be released after December 7, 2000 because of the timing of the release of the First Sequel. Harvey agrees that it will not make any such proposal related to a Post-Sequel Casper Video which would require the exercise of such First Negotiation First Refusal Right before the earlier of the following applicable dates, subject to the conditions for applicability set forth below:

                      (i January 1, 1999, if Universal has provided a Final Notice to Harvey of a Theatrical Preclusion Period commencing on April 15, 1999 or has otherwise notified Harvey by January 1, 1999 that the First Sequel will be released during 1999; and

                      (ii January 1, 2000 if Universal has provided a Final Notice to Harvey of a Theatrical Preclusion Period commencing on April 15, 2000 or has otherwise notified Harvey by January 1, 2000 that the First Sequel will be released during 2000;

        Section 4.5 "Premiums." The terms of this Article 4 shall not be applicable with respect to any distribution of any Product by means of home video devices which are distributed as "premiums" (i.e., which are sold or given away as part of a package with other products or services which are not the subject of this Amended and Restated Agreement, or which are sold at a reduced price in conjunction with the sale of other products or services which are not the subject of this Amended and Restated Agreement), and the same shall be governed entirely by the provisions of Article 5 below, as modified by the Merchandising Amendment.

        Section 4.6 Certain Restrictions on Universal Catalog Activities. During each Video Restricted Period, as defined below, Universal will Exploit its home video Products in which the Character Casper is the most prominently featured Character (or in which the name Casper appears in the title of the Product as a reference to such Character) (a "Casper Video"), including home videos of Universal's animated television shows featuring the Character Casper, only in a manner generally consistent with Universal's or the home video industry's historical practices respecting sales of such types of products without regard to the concurrent initial release by Harvey (or by one of its licensees, distributors, sublicensees or subdistributors) of a Made-for-Video Product which is a Casper Video. For purposes of the foregoing, a "Video Restricted Period" shall mean each of the following:

               (a The last three calendar months of 1997;

               (b The last three calendar months of 1998; and

               (c The ninety (90) day period following Harvey's initial release of the first Casper Video that is initially released after each Theatrical Preclusion Period.

                            ARTICLE 5: MERCHANDISING

        Section 5.1 Efficacy. The provisions of this Article 5 shall be subject to the further provisions of and shall be qualified in their entirety by the Merchandising Amendment and the Merchandising Side Letter incorporated therein from and after January 21, 1997 (the "Merchandising Amendment Date"). The provisions of this Article 5 shall be effective without regard to the Merchandising Amendment only for Merchandising licensing agreements which commenced prior to the Merchandising Amendment Date.

        Section 5.2 Term. With respect to the Merchandising Exploitation of all Characters and Products, the Parties shall, for Merchandising licensing agreements which commenced prior to the Merchandising Agreement Date (and no others), have the respective rights and obligations set forth in this Article 5 during the period commencing on the Original Agreement Date and continuing until the earlier of the expiration of the term of such Merchandising licensing agreement or the date which is ten (10) years from the Original Agreement Date; provided that such term shall be extended in the following instances:

               (a In connection with any Characters featured in a Feature New Picture with respect to which Universal has the right hereunder to initiate and/or release after the expiration of such ten (10) year term, Universal shall have the right to be the exclusive licensing agent of the Harvey Group for such Character for Picture-related Merchandising Exploitation during the period commencing upon the Harvey Group's receipt of notice from Universal that such a New Picture featuring such Character has been "Green-Lighted" and continuing until the date which is the earlier of (i) Universal's abandonment of the New Picture; or
        (ii) the date which is 3 years after the date of the commencement of the initial theatrical release of the New Picture; or (iii) the date which is thirty (30) months after the Harvey Group's receipt of notice from Universal that such New Picture has been "Green-Lighted," if as of such date the New Picture has not been released; and

               (b In connection with any Character featured in a New Picture which is theatrically reissued after the expiration of such ten (10) year term, Universal shall have the right to be the exclusive licensing agent of the Harvey Group for such Character for Picture-related Merchandising Exploitation during the period commencing six (6) months prior to the scheduled commencement of the initial theatrical reissue of the New Picture and continuing until the date which is twelve (12) months after the date of the commencement of the initial theatrical re-issue of the New Picture (provided, that the Harvey Group agrees to consider in good faith, and upon Universal's request, extending the aforesaid twelve (12) month period on a case-by-case basis (for example, if the New Picture originally performed exceptionally well at the box-office or acquired seasonal significance (as a Christmas Picture, for example) there may be a greater market for Picture-related Merchandising).

In any event, any approved licenses granted by Universal hereunder to third Persons prior to the expiration of the foregoing periods shall remain in force following such expiration, and the respective rights and obligations of the Parties hereto shall similarly remain in force with respect to such licenses until such licenses expire by their terms.

        Section 5.3 Existing Licenses/Leisure Concepts Agreement. Following the Original Agreement Date, with respect to all Existing Merchandising Licenses, Universal shall, for the benefit of the Harvey Group, fulfill the servicing obligations of the Harvey Group pursuant to such Existing Merchandising Licenses, and remit all sums so collected to the Harvey Group, free of any charge or fee by Universal other than the deduction of Universal's direct out-of-pocket costs (but not to exceed, in the aggregate, the lesser of (i) Twenty-Five Thousand Dollars ($25,000) per year, or (ii) five percent (5%) of the sums so collected). In the event that the agreement between Harvey Publications, Inc. and Leisure Concepts, Inc. dated May 19, 1987 has not been terminated prior to the Original Agreement Date, the Harvey Group shall exercise its rights pursuant to Paragraph 8 of said agreement to cause the termination of the agreement effective December 31, 1990.

        Section 5.4 New Licenses. With respect to all Merchandising Exploitation of Characters and Products (other than Merchandising of New Pictures, and Merchandising pursuant to Existing Merchandising Licenses):

               (a Universal Exclusive Agency. Universal shall have the right to be the exclusive licensing agent of the Harvey Group for Merchandising Exploitation and, subject to the other terms and conditions hereof, the Harvey Group shall not itself nor permit third Persons to Exploit or grant licenses for the Exploitation of Merchandising rights in Characters and Products. Harvey shall have the right to approve Universal's use of sub-agents and Universal's business and creative decisions (including without limitation the duration of any such license or commitment) with respect to Universal's exercise of Merchandising licensing rights. Such approvals by Harvey shall not be unreasonably withheld, but may be unreasonably withheld during the period from and after April 22, 1993 to the Merchandising Amendment Date (the "Merchandising Letter Period").

               (b Fees. In connection with Universal's exercise of the Merchandising licensing rights granted hereby:

                      (i Universal shall have the right to retain a fee of twenty percent (20%) of all revenues from Merchandising pursuant to its Merchandising licenses hereunder including without limitation revenues from Merchandising royalties pursuant to its Merchandising licenses for New Pictures; provided that during the Merchandising Letter Period, Universal shall have the right to retain a fee of thirty percent (30%) of all revenues received by Universal from Merchandising royalties pursuant to its Merchandising licenses for all Characters and Products other than from its Merchandising licenses for New Pictures.

                      (ii In the event Universal uses a third Person as a sub-agent in connection with the grant of Merchandising licenses, the combined fees of such sub-agent and Universal shall not exceed forty percent (40%) of all revenues from Merchandising pursuant to the applicable licenses; provided that during the Merchandising Letter Period such third party agent fees or commissions shall not exceed twenty percent (20%) and shall be deducted from revenues received from Merchandising royalties (with Universal's fees being owed on such net revenues from such third parties).

                      (iii During the Merchandising Letter Period:

                             (A) Costs up to ten percent (10%) that are incurred by Universal in exercise of the Merchandising rights hereunder shall be deducted from Merchandising revenues prior to calculating Universal's Merchandising fee, it being agreed that "costs" shall be defined as all out of pocket direct expenses paid by Universal in good faith to third parties in connection with the exercise of Merchandising rights herein, including without limitation artwork and licensing kit development and reproduction costs, freight, travel and entertainment directly related to the specific property, trade show expenses related to the Characters and Products, and promotional, marketing and advertising expense, but excluding "overhead" which is defined as employees' salaries, occupancy costs, office supplies, equipment rental and corporate overhead; and

                             (B) Copyright and trademark expenses and litigation or other legal expenses related to the specific property shall also be deducted from Merchandising revenue prior to calculating Universal's Merchandising fee.

                      (iv During the Merchandising Letter Period, Harvey will pay Universal an additional four percent (4%) of gross revenue from printing premium comics in connection with a Promotion negotiated by Universal.

               (c Harvey Group Direct Licensing. Except during the Merchandising Letter Period, the Harvey Group shall have the right, pursuant to the Marketing Plan prepared under Section 5.5 below, to grant certain Merchandising licenses directly to licensees without having Universal as the licensing agent, including the right to enter into agreements for so-called "master toy licenses" and "premiums" ("Harvey Group Licenses"); provided that any "master toy license" must contain a so-called "bump-up" provision providing for increased royalties in the event a New Picture is released which features or is based on the Character(s) which are the subject of such license. With respect to the Harvey Group's exercise of direct Merchandising licensing rights hereunder:

                      (i The Harvey Group shall pay Universal a fee of seven and one-half percent (7 1/2%) of all revenues from "master toy licenses" and five percent (5%) of all revenues from Merchandising pursuant to any other Harvey Group Licenses; and

                      (ii Universal shall have the right to approve the Harvey Group's business decisions with respect thereto, which approval shall not be unreasonably withheld; provided however, that Universal's right to approve the Harvey Group's business decisions with respect to the "master toy licenses" shall be limited to approval (not to be unreasonably withheld) of the "bump-up" provision and any other aspects of the master toy license directly relating to or directly affected by the release of a New Picture which features or is based on the Character(s) which are the subject of such license.

        Section 5.5 Marketing Plan. Following the Original Agreement Date, it is the intention of Universal and the Harvey Group to create an overall marketing plan for Merchandising Exploitation of all Characters and Products (other than New Pictures) ("Marketing Plan"), which Marketing Plan shall include, inter alia, a breakdown of those areas of Merchandising Exploitation with respect to which the Harvey Group shall have the right to grant Harvey Group Licenses directly to third Persons; provided that Harvey shall not have any such right during the Merchandising Letter Period.

        Section 5.6 Style Book. This Section is hereby deleted.

        Section 5.7 Special Holdback on Harvey Group Licenses; Designation of Merchandising Revenues. This Section is hereby deleted.

        Section 5.8 Special Holdback on Universal Licenses. This Section is hereby deleted.

        Section 5.9 Merchandising Exploitation of Feature New Pictures. This
Section is hereby deleted.

                             ARTICLE 6: THEME PARKS

        Section 6.1 Scope of Article. With respect to all Exploitation of Characters and Products in connection with Theme Parks owned, controlled or operated by Universal ("Universal Parks"), the respective rights and obligations of the Parties shall be as is set forth in this Article 6, provided that from and after the Settlement Date, except as may be set forth in and subject to the Parties' agreement upon and, if such agreement is reached, execution of a Stroller Agreement that was under negotiation by the Parties as of the Settlement Date (the "Stroller Agreement"). Universal's rights under this
Article 6 and any reference to "Characters" and/or "Products" in connection with such rights shall be limited to the Exploitation in connection with Universal Parks of Casper Characters and Products. For purposes of clarification, Universal's Theme Park Exploitation of Characters or Products may only be of Casper Characters or Products except for the limited exploitation which may be permitted by a Stroller Agreement (if any) of Characters or Products other than Casper Characters or Products. When the term "Theme Parks" is used in this Amended and Restated Agreement, it shall mean any physical setting and its related (including adjacent) facilities, not necessarily requiring admission fees or tickets, (a) that was constructed primarily for the amusement, entertainment or recreation of patrons, (b) that contains plantings, delineated or separated areas of amusement, recreation and entertainment, and multiple permanent attractions, and (c) that contains or is based on one or more thematic presentations, provided that such physical setting is comprised, together with its related facilities, of at least fifty (50) acres and such physical setting, together with improvements thereon and its related or adjacent facilities, has a current replacement value of at least One Hundred Million Dollars ($100,000,000).

        Section 6.2 Universal Exclusive Rights and Territories. Except as may be otherwise set forth in the Stroller Agreement, Universal shall have the following rights with respect to Theme Park Exploitation of Characters and Products (whether in the form of Strollers, Attractions, Promotions or otherwise):

               (a Term. As used herein, the term "Initial Period" shall refer to the period commencing on the Original Agreement Date and continuing until the latest to occur of the following applicable dates: (i) the date which is fifteen
(15) years from the date Universal closes the Qualifying Attraction in question (provided Universal has not permanently re-opened the Qualifying Attraction in the interim), in connection with any Character(s) which is/are a principal element in a Qualifying Attraction; or (ii) the date which is twenty (20) years from the Original Agreement Date, in connection with any Character(s) featured in or based on which Universal causes the production of a Feature New Picture; or (iii) the date which is ten (10) years from the Original Agreement Date in connection with any other Character(s); and the term "Subsequent Period" shall refer to the period commencing on expiration of the Initial Period and continuing thereafter for a period of ninety-nine (99) years.

               (b United States/Initial Period. During the Initial Period:

                      (i California and Florida. Universal shall have the exclusive right of Theme Park Exploitation for all Theme Parks within the states of California and Florida.

                      (ii All Other U.S. States. Universal shall have the exclusive right of Theme Park Exploitation for all Theme Parks in all states and possessions of the United States other than California and Florida ("Other States"); provided however, that the Harvey Group shall have the limited right to use the Characters as Strollers in connection with special entertainment events at Theme Parks in Other States for not more than six days per year in any single Theme Park ("Special Appearances"), provided that the Harvey Group shall not directly advertise or permit the direct advertisement of the same within the states of California and Florida. Notwithstanding the foregoing, if Universal uses any Character as a Stroller or uses any Character or Product as a principal element in a Qualifying Attraction in any Universal Park in an Other State, then for as long as any Characters and/or Products are so used at such Universal Park, Universal shall have the exclusive right of Theme Park Exploitation within such Other State and in areas within other states and possessions beyond such Other State within a one hundred fifty (150)-mile radius of such Universal Park ("Exclusivity Zone"), and the Harvey Group shall not use or permit the use of Characters for Special Appearances, or directly advertise or permit any direct advertising regarding such Special Appearances, within the Exclusivity Zone; provided, however, that the foregoing shall not preclude any Continuing Third Party Theme Park Rights.

                      (iii Total United States Exclusivity. Notwithstanding anything to the contrary contained in Paragraph (ii) above, in the event that Universal uses any Character or Product as the principal element of a Qualifying Attraction at an Universal Park anywhere in the United States, then for as long as any Character or Product is so used at such Universal Park and for a period of fifteen (15) years thereafter, Universal shall have the exclusive right of Theme Park Exploitation for the entire United States; provided however that the foregoing shall not preclude any Continuing Third Party Theme Park Rights.

               (c United States/Subsequent Period. During the Subsequent Period, Universal shall have non-exclusive Theme Park Exploitation rights in the United States.

               (d Exception for Harvey Parks. Notwithstanding the exclusivity provisions set forth in this Section 6.2, Harvey shall have the right to utilize Characters and Products in and in connection with Theme Parks owned or controlled by the Harvey Group ("Harvey Parks"), but only if the particular Harvey Park is more than one hundred fifty (150)-miles from any Universal Park which Universal owned, controlled or operated prior to Harvey's taking ownership or control of such Harvey Park.

               (e United Kingdom, France or Japan. During the Initial Period, if Universal uses any Character as a Stroller or uses any Character or Product as a principal element in a Qualifying Attraction in an Universal Park in the United Kingdom, France and/or Japan (whichever country is applicable shall be referred to as the "Applicable Country"), then for as long as any Character or Product is so used at an Universal Park in the Applicable Country, Universal shall have the exclusive right of Theme Park Exploitation in such Applicable Country; provided that the foregoing shall not preclude any Continuing Third Party Theme Park Rights. During the Subsequent Period, Universal shall have non-exclusive Theme Park Exploitation rights in the Applicable Country.

               (f All Other Territories. With respect to all territories of the universe other than the United States, the United Kingdom, France and Japan, Universal shall have non-exclusive rights of Theme Park Exploitation during the Initial Period only; provided that Universal shall retain non-exclusive Theme Park Exploitation rights during the Subsequent Period with respect to any country within such other territories in which Universal is using a Character as a Stroller or is using a Character or Product as a principal element in a Qualifying Attraction at an Universal Park at the time of expiration of the Initial Period.

        Section 6.3 Harvey Group Merchandising Space. Within a reasonable period of time following the Original Agreement Date, Universal shall dedicate not less than one hundred fifty (150) square feet of merchandise space at each of the Universal Studios-Hollywood Theme Park and the Universal Studios-Florida Theme Park for the sale of Harvey Group Merchandise and publications. In the event any other Universal Park actually uses any Characters as Strollers, such Universal Park shall dedicate not less than one hundred fifty (150) square feet of Merchandise space at such Universal Park for the sale of Harvey Group merchandise and publications. Notwithstanding the foregoing, from and after the Settlement Date, the amount of merchandise space dedicated to Harvey Group merchandise and publications shall be equitably reduced in light of the reduction in the number of Characters subject to this Article 6. Such equitable reduction will be based on actual historical usage, but the amount of merchandise space so committed at any relevant Theme Park shall be no less than one hundred (100) square feet. In the event any Universal Park actually uses any Characters as part of a Qualifying Attraction, then in lieu of the foregoing provisions, Universal shall dedicate an aggregate total of not less than three hundred (300) square feet of merchandise space at such Universal Park for the sale of Harvey Group merchandise and publications.

        Section 6.4 Licensing Fees, Joint Logo Merchandise and Promotions. With respect to any Universal Park which actually uses the Characters and/or Products as Strollers, Attractions and/or Promotions, the following shall apply to such Universal Park, subject to the terms of the Stroller Agreement if such Agreement is entered into:

               (a Licensing Fees. Universal shall pay the Harvey Group a licensing fee of ten percent (10%) of Universal's wholesale cost of purchasing the Harvey Group merchandise and publications to be sold at such Universal Park, provided that if wholesale shipments to Universal of such merchandise and publications include so-called "free goods" as well as paid-for merchandise and publications, Universal shall account to the Harvey Group on the basis of all such merchandise and publications received (i.e., paid-for merchandise and publications plus free goods); provided however, that the licensing fee payable to the Harvey Group in connection with any Universal Park to which this Article 6 is applicable shall not be less than twenty-five thousand dollars ($25,000) for each year in which this Article 6 is applicable. For each year in which this
Article 6 is applicable to an Universal Park, if the amount otherwise payable to the Harvey Group pursuant to this Subsection 6.4(a) with respect to such Universal Park is less than the amount which would have been payable if the licensing fee were five percent (5%) of Universal's retail sales of Harvey Group merchandise and publications at such Universal Park, Universal shall pay the amount of the difference to the Harvey Group as a non-returnable advance against the twenty-five thousand dollar ($25,000) minimum amount payable to the Harvey Group for the following year(s) in connection with such Universal Park. If Universal constructs a Qualifying Attraction at an Universal Park in California or Florida, wherein any Character or Product is the principal element of such Attraction, then Universal and the Harvey Group shall renegotiate in good faith the licensing fees payable pursuant to this Subsection 6.4(a).

               (b) Joint Logo Merchandise. Provided that the Harvey Group is not precluded from doing so by any existing exclusive licensing agreements, the Harvey Group and Universal shall cooperate in the development of so-called "joint logo merchandise" (i.e., merchandise which features the logo of or reference to a Harvey Character and/or Product and the applicable Universal
Park) for sale at such Universal Park.

               (c) Universal Distribution Company Catalog. Universal shall include descriptions of Harvey Group merchandise sold in any applicable Universal Park, in the catalog marketed by Universal Distribution Company which contains descriptions of other merchandise sold at such Universal Park.

               (d) Harvey Group Cartoon Films. Universal shall, in such instances as Universal and Harvey mutually deem appropriate, use Harvey Library and new Harvey cartoon films on so-called "cue line" videos within the applicable Universal Park.

               (e) Corporate Sponsors. Universal and the Harvey Group shall endeavor to develop, both jointly and with corporate sponsors, joint promotions, distributions of "premiums," so-called "bounce-backs" and related forms of Promotions with respect to the applicable Universal Park.

        Section 6.5 Harvey Approval Right. Harvey shall have the right to approve the character designs, attributes and characterizations of the Characters to be utilized by Universal as Strollers or in Attractions, as well as the story line, if any, for an Attraction, for the purpose of ensuring that the Characters are depicted in this regard in a manner consistent with the integrity and artistic representation of the Characters as the same have been depicted prior to the Original Agreement Date (such approval not to be unreasonably withheld).

                           ARTICLE 7: OTHER COVENANTS

        Section 7.1 All Other Media. This Article is hereby deleted, and Universal acknowledges that it has no rights under this Amended and Restated Agreement to exploit Characters and/or Products in any medium other than the rights specifically granted under this Amended and Restated Agreement, including the rights specifically granted under Subsection 2.5(d).

        Section 7.2 Mutual Release.

               (a) General. Except as expressly set forth below, Harvey, on behalf of itself and each of its direct and indirect subsidiaries, hereby releases, remises, acquits and forever discharges each member of the Universal Group, and Universal, on behalf of itself and each of its direct and indirect subsidiaries, hereby releases, remises, acquits and forever discharges each member of the Harvey Group, from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses (including attorneys' fees and costs actually incurred) of any nature whatsoever, known or unknown, suspected or unsuspected, that the releasing Party and its direct and indirect subsidiaries (collectively, the "Releasor") ever had prior to the Settlement Date which arises from or relates to the existence, performance or non-performance of any of the Related Agreements, the Original Form of Agreement or the Letter Amendments, including, but not limited to, rights arising out of alleged violations of any contracts, express or implied (including without limitation claims relating to Merchandising, television, Harvey's 1997 Casper Made-for-Video, and other filmed Products), any covenant of good faith and fair dealing, express or implied, or any tort (each of the foregoing being referred to individually as a "Claim" and collectively as "Claims").

               (b) Included Releasees. The releases of each member of the Harvey Group and of the Universal Group set forth in Subsection 7.2(a) above shall be deemed to include a release of (a) each such Group member's parents, subsidiaries, affiliated companies, divisions, predecessors, successors and assigns, and (b) each such Group member's and each of the foregoing's officers, directors, representatives, employees and agents in their respective capacities as such (all of the persons and entities referred to above, including each such Group member, in their capacities as releasees being collectively referred to as the "Releasees"),

               (c) Scope of Release. With respect to those matters that are the subject of the releases given in this Section 7.2, each Releasor expressly waives and relinquishes all rights and benefits afforded by California Civil Code Section 1542, to the extent, if any, that the same is applicable, and does so understanding and acknowledging the significance of such specific waiver of
Section 1542. Section 1542 states as follows:

        "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

Thus, notwithstanding the provisions of Section 1542, and for the purposes of implementing a full and complete release and discharge of the Releasees with respect to those matters that are the subject of the releases given in Section 7.2, each Releasor expressly acknowledges that this Release is intended to include in its effect, without limitation, Claims within the scope of the releases given in Section 7.2 that Releasor does not know or suspect to exist in Releasor's favor at the time of execution hereof.

               (d) Exclusions. Notwithstanding the foregoing, nothing in this
Section 7.2 shall operate, or shall be construed or interpreted, as a release, acquittal, discharge or waiver of any of the following, and none of the following shall be included in the Claims that are the subject of the releases contained in Section 7.2:

                      (i) Any rights to payments in the ordinary course between the Parties arising under any of the Related Agreements, including without limitation rights to payment first arising on and after the Settlement Date;

                      (ii) Any rights to an accounting or audit rights arising under any of the Related Agreements, including without limitation the rights set forth in Section 8.11 and under analogous provisions or rights of the other Related Agreements; and

                      (iii) Claims against Jeffrey Franklin and/or Steve Waterman, each such Person's affiliated companies, successors and assigns (other than Universal, Harvey and their affiliated companies), and each of the foregoing Person's officers, directors, representatives, employees and agents in their respective capacities as such.

        Section 7.3 Additional Consultation Rights. In addition to, and not in lieu of, any approval and/or consultation rights that such Party may have under the other provisions of this Amended and Restated Agreement or any other Related
Agreement:

               (a) Universal shall have the right to be kept reasonably informed of creative and business matters and to consult with Harvey with respect to Harvey's Exploitation of Casper Characters and Products in which a Casper Character is featured or the title of which refers to the name of a Casper Character as a reference to such Character, including without limitation Merchandising activities; and

               (b) Harvey shall have the right to be kept reasonably informed of creative and business matters and to consult with Universal with respect to Universal's Exploitation of the rights granted to it hereunder.

Such consultation rights will, subject to legal restrictions and requirements, include the right of each Party to be reasonably and timely informed about anticipated video release dates of the other.

        Section 7.4 Paramount Pictures Agreement. Universal agrees not to assert any rights against Harvey that Universal may have under its agreement with Paramount Pictures dated September 2, 1994, so as to limit Harvey's rights hereunder with respect to any Characters other than Casper.

        Section 7.5 Additional Payments. In connection with the negotiation and execution of this Amended and Restated Agreement and in addition to the other payments called for hereby, (a) Universal paid to Harvey on or about the Settlement Date, and Harvey hereby acknowledges receipt of, the "Film Advance Amount" set forth in the Pricing Schedule, which amount was paid as a nonrefundable advance against future payments that may become due from Universal to Harvey under the Rights/Services Fee for the first Feature Casper Picture (other than amounts due for Harvey's Merchandising participation therein); and (b) on the Library Closing Date, Universal will pay to Harvey the amounts called for under the Merchandising Amendment to be paid upon such date.

                          ARTICLE 8: GENERAL PROVISIONS

        Section 8.1 New Universal Elements. In connection with any fanciful or literary and/or artistic character which is after the Original Agreement Date created by Universal in connection with any Filmed Entertainment Product (or is after the Original Agreement Date acquired by Universal but has not been previously Exploited by any Persons prior to being included in such Filmed Entertainment Product) and which either (x) constitutes a major story element within such Product (and is shown as interacting with the Characters therein) or
(y) is otherwise derivative of (or shown as having a family relationship with) the Characters in such Product ("New Universal Element"), the Parties shall have the following rights in connection with the further Exploitation of such New Universal Element:

               (a) Universal and the Harvey Group shall each own and control fifty percent (50%) of all rights in and to such New Universal Element and shall split fifty-fifty (50-50) any revenues derived in connection with the sale or license of rights in and to the New Universal Element.

               (b) As between Universal and the Harvey Group, Harvey shall be entitled to administer the rights in and to such New Universal Element; provided however, that Universal shall have the exclusive right to initiate the development, production and/or creation of any Filmed Entertainment Products based on or featuring such New Universal Element for a period concurrent with the duration of the Casper Initiation Term.

The Parties shall negotiate in good faith with respect to the terms and conditions applicable to any Filmed Entertainment Products using such New Universal Element (including the Rights/Services Fee (if any) payable to Harvey in connection therewith). Subject to the provisions of Subsections 2.5(i) and 2.9(c), in the event that the Parties cannot reach agreement with respect to any such Filmed Entertainment Product, rights to exploit Products made-for-the-medium in question (i.e., made-for-television, made-for-video, made-for-theatrical exhibition, etc.) with respect to the New Universal Element which would have been featured in the Filmed Entertainment Product shall be frozen for the period commencing on the date the Parties reach impasse and discontinue negotiations and continuing until the date which is the earlier of:
(y) one (1) year following the conclusion of Universal's Picture Initiation Term with respect to such

New Universal Element; or (z) the later of (i) two (2) years from the date upon which the Parties reach impasse and discontinue negotiation or (ii) the expiration of the applicable Picture Initiation Term with respect to such New Universal Element.

        Section 8.2 Certain Harvey Approval Rights. Harvey shall have the right to approve the business terms (in addition to having its creative approval rights elsewhere set forth herein) of (a) any agreement pertaining solely to Products Exploited by Universal hereunder or (b) any agreement pertaining to Products Exploited by Universal hereunder and other unrelated goods, but only to the extent the business terms of such agreement relate to Products Exploited by Universal hereunder, which in either instance Universal proposes to enter into with another member of the Universal Group; provided however, that Harvey shall not have the right to approve any such agreement which is entered into in connection with the Exploitation by Universal of a New Picture hereunder, including without limitation, any agreement for the Exploitation of motion picture, television, home-video and other allied and ancillary rights in connection with such New Picture (excluding Picture-related Merchandising in connection therewith for which Harvey otherwise has approval rights hereunder or under the Merchandising Amendment). In any event, Harvey's approval shall not be unreasonably withheld.

        Section 8.3 Security Interest. In order to secure the Universal Exploitation rights provided in this Amended and Restated Agreement, in connection with any Product produced or otherwise funded and distributed (directly or indirectly) by Universal hereunder, the Harvey Group shall and hereby does grant Universal a security interest in the rights therein being acquired by Universal (for example, if Universal elects to produce a Casper Picture, Universal shall have a security interest in all rights in and to such Picture, to the extent such rights are not otherwise vested in Universal). Such security interest shall be evidenced by such security documents (including without limitation UCC-1 financing statements and Mortgages of Copyright) as Universal may from time-to-time reasonably deem necessary or desirable to evidence its security interest, all of which the Harvey Group shall execute and deliver promptly upon Universal's request therefor. Universal shall subordinate its security interest to those security interests which institutional lenders require the Harvey Group to grant to such institutional lenders in connection with Harvey Group financing transactions permitted pursuant to that Certain Shareholders Agreement between Universal and Harvey dated as of ________________, provided that such institutional lenders enter into appropriate non-disturbance agreements with Universal with respect to Universal's distribution rights in such Products.

        Section 8.4 Other Documents and Instruments. Universal and the Harvey Group each agree to execute such documents and instruments as may be required by the other Party to further evidence or effectuate such other party's rights hereunder or the purposes of this Amended and Restated Agreement.

        Section 8.5 Remedies. Neither the Harvey Group or Universal shall have the right to enjoin the Exploitation by the other of any Filmed Entertainment Products hereunder. All disputes hereunder between the Parties shall be submitted to binding arbitration consistent with the arbitration provisions of the Stock Purchase Agreement. In the event any Party hereto shall institute arbitration proceedings seeking to terminate this Amended and Restated Agreement by reason of the breach hereof by the other Parties hereto, the Parties hereto agree to jointly instruct the arbitrator, if possible, to render a decision within forty-five (45) days of the commencement (i.e. from the date the initiating Party first delivers written notice to the other Party of the initiation of such arbitration) of the arbitration proceeding.

        Section 8.6 Reports of Infringements. Promptly following the receipt by a Party hereto of information that a third Person is infringing upon a Merchandising license hereunder or otherwise upon a right, copyright or trademark of the other Parties hereto in connection with any Character or Product, such Party shall report the same to the other Parties hereto and the Parties shall cooperate with each other regarding such infringement.

        Section 8.7 Notices. Any notices which the Harvey Group desires or is required to give to Universal shall be given to Universal at the address indicated below, and any notice which Universal desires or is required to give to the Harvey Group shall be given to Harvey at the address indicated below; provided, that each Party shall have the right to notify the other Parties of a change in such party's address in the manner provided in this Section 8.7. Such notices shall be given by personal delivery, or by telecopy, or by depositing the same in the United States mail, postage prepaid.

To Universal or any member of the         To Harvey or to any member of the
Universal Group:                          Harvey Group:
---------------------------------         ---------------------------------

Universal Studios, Inc.                   The Harvey Entertainment Company
100 Universal City Plaza                  1999 Avenue of the Stars, Suite 2050
Universal City, CA  91608                 Los Angeles, CA  90401
Attn: Mr. Mark Wooster                    Attn: Mr. Michael Hope
Telecopy No.: (818) 866-1507              Telecopy No.: (310) 458-6995

with a courtesy copy to:                  with a courtesy copy to:

Munger, Tolles & Olson                    Ziffren, Brittenham, Branca & Fischer
355 S. Grand Avenue                       1801 Century Park West
35th Floor                                Los Angeles, CA 90067
Los Angeles, CA 90071                     Attn: Samuel N. Fischer, Esq.
Attn: Robert L. Adler, Esq.               Telecopy No.: (310)553-7068
Telecopy No.: (213)687-3702

Any notice delivered as aforesaid shall be deemed to have been given on the date of personal delivery or telecopying, or on the date which is four days following the deposit of such notice in the U.S. mail.

        Section 8.8 Active Project Notification. Universal agrees, as a courtesy to Harvey, to keep Harvey informed, on a periodic and confidential basis, of feature theatrical motion picture projects which Universal has put into Active Development, for the purpose of allowing Harvey an opportunity to attempt to secure comic book publishing rights in connection therewith from the underlying rights holder; provided that Universal's inadvertent failure to provide such information shall not constitute a breach hereof by Universal.

        Section 8.9 Tax Treatment. The Parties hereto agree that, in the preparation and filing of their state and federal income tax returns, they shall report income and expenses, etc. from their activities hereunder in a manner consistent with the characterization hereunder.

        Section 8.10 Trademark and Copyright. In connection with Universal's Exploitation of the Characters, Universal agrees to comply with the notice provisions of copyright and trademark law of the United States (and of each specific country within which Universal Exploits Products hereunder). Universal further agrees: (a) that trademarks, copyrights and notices pertaining to Characters shall be displayed only in such form and manner as shall be required by applicable law and/or specifically approved in advance by Harvey; and (b) to regularly inform Persons to whom Universal licenses or distributes Product hereunder as to the appropriate notices and markings required to be used in connection with the advertising, promotion and other Exploitation of such Product. The Harvey Group's sole remedy in the event of Universal's inadvertent failure to comply with the provisions of this Section 8.10 shall be a claim for actual damages.

        Section 8.11 Accounting. Universal agrees to provide Harvey with quarterly accounting statements. Such statements shall conform with the end of Universal's corresponding accounting periods and be given within ninety (90) days thereafter and shall be accompanied with payment of the amount, if any, shown to be due. Harvey shall have the right to audit Universal's books of account, only as they relate to the Exploitation of Products hereunder or under the other Related Agreements, not more frequently than once annually, and the right to audit the Library Recoupment Amount for ninety (90) days after the Library Closing Date, by either (a) a national firm of certified public accountants of a stature equal to Price Waterhouse LLP or Deloitte & Touche, or
(b) such other first-class reputable firm of certified public accountants as Universal in its good faith discretion may approve. No audit may (c) go into transactions reported in any statement period rendered prior to the commencement of any earlier audit, or (d) continue for longer than forty-five (45) consecutive business days. Each statement shall be deemed correct and conclusive and binding on the Harvey Group on the expiration of twenty-four (24) months after it is given, and the inclusion in any statement of information or items which appeared in a previous statement shall not render any such information or terms contestable or recommence the running of such twenty-four (24) month period with respect thereto; however, if the Harvey Group delivers a written notice to Universal objecting to any such statement or item within such twenty-four (24) month period, and if such notice specified in detail the particular items to which the Harvey Group objects and the nature of the Harvey Group's objections thereto, then insofar as such particular items are concerned, such statements shall not be deemed correct or conclusive or binding on the Harvey Group hereunder. Any objection to any statement given to the Harvey Group shall be deemed to have been waived unless an action based thereon is instituted by the Harvey Group against Universal within six (6) months following the expiration of such twenty-four (24) month period. The balance of the accounting and audit terms shall be subject to good faith negotiation within customary parameters. Members of the Universal Group shall have the same audit rights with respect to payments due them hereunder or under the Related Agreements as are accorded to members of the Harvey Group hereinabove for payments due members of the Harvey Group, mutatis mutandis,

        Section 8.12 Universal Added Attributes. If, in connection with Universal's Exploitation of any Character, Universal shall create new or expand on the existing attributes or characteristics of such Character, it is acknowledged and agreed by Universal that such new attributes or characteristics shall thereafter be deemed to be a part of the Character, which can be freely used by Harvey in connection with Harvey's continuing Exploitation of such Character.

        Section 8.13 Recognition of Certain Third Person Rights. Universal recognizes that in connection with any permitted transfer by Harvey of Feature Picture rights to a New Picture to a third Person, Harvey may be required to concurrently grant to such third Person Exploitation rights in connection with such New Picture as are customarily granted to motion picture distributors (e.g. rights to Exploit the New Picture on television, home video, etc.). Universal hereby acknowledges and agrees that Harvey shall have the right, if Harvey in its good faith business judgment deems it necessary so as to not frustrate Harvey's ability to conclude the agreement with a third Person for the transfer of Feature Picture rights in a New Picture, to concurrently transfer to the third Person acquiring the Feature Picture rights therein such allied and ancillary rights (subject to the limitations herein set forth, including without limitation, the limitations on Merchandising, Theme Park and sequel and remake rights) as Harvey may deem necessary.

        Section 8.14 Publicity. Universal agrees to include the name of the Harvey Group (or a Person which is a member thereof) in publicity issued by or under the control of Universal (subject to Universal's usual exclusions, and excluding incidental publicity) in connection with Universal's Exploitation of Product hereunder which features one or more Characters. The Harvey Group's sole remedy in the event of Universal's inadvertent failure to comply with the provisions of this Section 8.14 shall be a claim for actual damages.

        Section 8.15 Confidentiality/Press Release. Except as may be required by law or judicial process, including legally required public reporting obligations of the Parties, and except for disclosures by Universal to Amblin' Entertainment, or by either Party to potential investors and/or in the course of other financing activities if the recipient involved executes a customary confidentiality agreement in favor of both Parties, the Parties hereto agree to not disclose the material terms and provisions hereof to third Persons nor to make any written or scripted public statements or interviews regarding this Amended and Restated Agreement without the written consent of the other Parties hereto (which written consent will not be unreasonably withheld or delayed). The Parties will mutually agree upon the form of any press release to be issued in connection with the public announcement, if any, of this Amended and Restated Agreement (and the Merchandising Amendment) and will reasonably cooperate in seeking confidential treatment in their respective public filings of any financial terms requested by either to be kept confidential, and each of the Parties will reasonably cooperate with the other in providing the others with information required for their respective public filings related to this Amended and Restated Agreement.

        Section 8.16 No Expansion/Limitation of Liability. Nothing contained in this Amended and Restated Agreement shall be deemed to expand nor further limit the representations and warranties in the Stock Purchase Agreement made by the Harvey Group with respect to the Harvey Group's ownership and control of the Existing Characters. The Harvey Group shall not be deemed in breach of this Amended and Restated Agreement if, in connection with any Existing Character or any Product in existence as of the Original Agreement Date, the Harvey Group does not own or control as of the Original Agreement Date all of the rights in connection therewith purported to be granted to Universal hereunder, but only if such defect in title does not constitute a breach of any representation or warranty made by the Harvey Group in the Stock Purchase Agreement.

        Section 8.17 Rights Granted. This Section is hereby deleted.

        Section 8.18 Corporate Authorization. Each of the Parties hereto hereby represents and warrants that the execution, delivery or performance hereof and hereunder by such Party (i) has been authorized by all necessary corporate action on its part, and (ii) is within the ordinary course of business by such Party.

        Section 8.19 Miscellaneous. This Amended and Restated Agreement, together with the Merchandising Amendment and the other Related Agreements, sets forth the entire agreement and understanding of the Parties with respect to the subject thereof, is binding upon each of the Parties hereto and their respective successors and assigns, and may not be modified or amended except in a writing signed by the Party to be charged with such modification or amendment. This Amended and Restated Agreement, the Merchandising Amendment and the other Related Agreements shall be governed and construed pursuant to the laws of the State of California applicable to agreements entered into and wholly to be performed within the State of California.

        IN WITNESS WHEREOF, the Parties executed this Amended and Restated Memorandum of Distribution Agreement in its unamended form (i.e., the Original Form of Agreement) as of the Original Agreement Date and have executed it in its current form as of the Settlement Date.

                                        UNIVERSAL STUDIOS, INC.


                                        By: _______________________________

                                        THE HARVEY ENTERTAINMENT COMPANY


                                        By: _______________________________


                                        HARVEY COMICS, INC.


                                        By: _______________________________

                                   SCHEDULE 1
                                       TO
                      MEMORANDUM OF DISTRIBUTION AGREEMENT


                             ADDITIONAL DEFINITIONS

        For purposes of the Amended and Restated Agreement to which this
Schedule is attached, and as the same may appear in this Schedule, the following words shall have the meanings set forth below.

1. "Active Development". A Feature Picture project shall be deemed in "Active Development" if, at the relevant times (i) a writer has been engaged to render and has not completed all writing services in connection therewith (and Universal retains the contractual right to require such Person to perform such services); or (ii) Universal has engaged a director or principal cast member in connection therewith (and Universal retains the contractual right to require such Person to perform such services); or (iii) Universal has entered into an agreement with a third party financier or a third party co-producer; or (iv) good faith negotiations with a writer, director, principal cast member, financier or co-producer are ongoing; or (v) bona fide budgeting activities are ongoing.

2. "Attractions". The use of Characters and Products in connection with Theme Park rides, shows, and similar physical settings within Theme Parks.

3. "Casper Initiation Term". The period commencing on the Original Agreement Date and continuing until the date which is five (5) years therefrom; provided that the Casper Initiation Term shall be deemed perpetual if prior to the date which is five (5) years from the Original Agreement Date, Universal either commences principal photography of a Feature Casper Picture or pays Harvey the cash fee set forth in Section 2.1(b)(ii)(A) of the Amended and Restated Agreement. Harvey acknowledges that for purposes of the foregoing, Universal commenced principal photography of a Feature Casper Picture prior to the date which was five (5) years from the Original Agreement Date.

4. "Casper Character(s)". Any or all of the following fanciful characters:
Casper, each of the Ghostly Trio, Kat Harvey, Dr. Harvey, Spooky, Poil, Nightmare, and each New Universal Element that is a fanciful character.

5. "Casper Picture(s)". Any Feature New Picture (A) in which the Character known as "Casper" is the most prominently featured Character in the Picture, and/or
(B) which contains the name "Casper" (as a reference to such Character) in the title of the Picture.

6. "Characters". All of those fanciful or human literary and/or artistic characters which are, as of the Original Agreement Date or at any time thereafter, owned or controlled by the Harvey Group. Without limiting the foregoing, the term "Characters" shall include those fanciful literary and/or artistic characters set forth on Schedule 1(a) to the Stock Purchase Agreement.

7. "Closing Date". The date of Closing, as that term is defined in the Stock Purchase Agreement.

8. "Continuing Third Party Theme Park Rights". Universal shall give the Harvey Group written notice ("Commencement Notice") of Universal's intention to take any action which pursuant to the applicable provisions of Article 6 of the Amended and Restated Agreement will give rise to Universal's exclusive rights of Theme Park Exploitation with respect to any Casper Character(s) or Products, or other Characters or Products as may be set forth in the Stroller Agreement, within a designated territory. Such Commencement Notice shall indicate whether the intended action is the use of any particular Character(s) as Strollers or as a principal element in connection with a Qualifying Attraction and the then scheduled commencement date for such action ("Scheduled Commencement Date"). If, as of the date which is the later of the date of such Commencement Notice or 6 months prior to the Scheduled Commencement Date specified in a Commencement Notice regarding the use of any particular Character(s) as Strollers (or twelve
(12) months prior to the Commencement Date specified in a Commencement Notice regarding the use of any Casper Character(s) as a principal element in a Qualifying Attraction), there are outstanding binding commitments between the Harvey Group and third Persons with respect to the use of Character(s) in Theme Parks in the subject territory, the Harvey Group shall be permitted to honor such binding commitments for the then remaining balance of the then existing fixed term of such commitment (it being agreed that in such instance the Harvey Group shall not, either affirmatively or by failing to give a non-renewal notice, agree to extend the then existing fixed term of such commitment); the limited continuing third party rights so permitted shall be referred to as "Continuing Third Party Theme Park Rights".

9. "Domestic Territory". The United States and Canada and their respective territories and possessions.

10. "Existing Characters". All Characters which, as of the Original Agreement Date, are owned or controlled (or purported in the Stock Purchase Agreement to be owned or controlled) by the Harvey Group.

11. "Existing Merchandising Licenses". All Merchandising licenses in existence as of the Original Agreement Date wherein the Harvey Group or any entity licensed by the Harvey Group is the licensor of Merchandising rights in Characters and/or Products.

12. "Exploit or Exploitation". The turning to account of any Character or Product hereunder by any means, including without limitation the development, production, distribution, financing, Merchandising, advertising, option, license, sale, grant or other use or transfer of any kind whatsoever of such Character or Product or any interest therein, throughout the universe.

13. "Feature". A Picture (i) of at least eighty (80) minutes duration (inclusive of main and end titles), in the case of a Picture which is predominantly composed of live-action (as opposed to animation); or (ii) at least seventy (70) minutes duration (inclusive of main and end titles), in the case of a Picture which is predominantly composed of animation (as opposed to live-action); it being agreed, however, that if a so-called motion picture "short" is packaged with any animated Picture of less than eighty (80) minutes in connection with the initial general theatrical release of such Picture, such Picture shall be deemed to be a Feature hereunder only if Universal, in connection with its accounting to Harvey, does not allocate any portion of the box office rentals received by Universal in connection therewith to such "short".

14. "First Negotiation Rights". If the Harvey Group desires to Transfer (as defined in this Schedule 1, Paragraph 35 below) any rights in any Character or Product described in Section 2.5(e), during the time periods set forth therein, then Universal shall have the rights hereinafter set forth ("First Negotiation Right"); Harvey Group shall give Universal written notice of such desired Transfer ("Negotiation Notice"), which Negotiation Notice shall set forth the essential terms pursuant to which the Harvey Group desires to effect such Transfer. Universal shall respond to such Negotiation Notice within 5 business days following Universal's receipt thereof ("Response Period"). If Universal fails to respond within such Response Period, or if Universal notifies the Harvey Group during such Response Period that Universal does not desire to negotiate with respect to such Transfer, then the Harvey Group shall be free to negotiate and conclude agreements with third Persons regarding such Transfer without further obligation to Universal in connection therewith. If Universal notifies the Harvey Group during such Response Period that Universal desires to negotiate with respect to such Transfer, then upon such notice the Harvey Group shall be obligated to negotiate in good faith with Universal for a period of ten
(10) business days ("Negotiation Period") for an agreement with respect to such Transfer. If an agreement is not reached prior to the expiration of the Negotiation Period, then upon such expiration the Harvey Group shall be free to negotiate and conclude agreements with third Persons regarding such Transfer without further obligations to Universal in connection therewith.

15. "First Negotiation/First Refusal Rights". If the Harvey Group desires to Transfer (as defined in this Schedule I, Paragraph 35 below) any rights in any Character or Product described in Sections 3.3(a), 3.4, or 4.4(a) of the Amended and Restated Agreement, during the time periods set forth therein, then Universal shall have the rights hereinafter set forth ("First Negotiation/First Refusal Rights"); Harvey Group shall give Universal written notice of such desired Transfer ("Negotiation Notice"), which Negotiation Notice shall set forth the essential terms pursuant to which the Harvey Group desires to effect such Transfer. Universal shall respond to such Negotiation Notice within five
(5) business days following Universal's receipt thereof ("Response Period"). If Universal fails to respond within such Response Period, or if Universal notifies the Harvey Group during such Response Period that Universal does not desire to negotiate with respect to such Transfer, then the Harvey Group shall be free to negotiate and conclude agreements with third Persons regarding such Transfer without further obligation to Universal in connection therewith. If Universal notifies the Harvey Group during such Response Period that Universal desires to negotiate with respect to such Transfer, then upon such notice the Harvey Group shall be obligated to negotiate in good faith with Universal for a period of ten
(10) business days (except that with respect to Transfers of rights described in Sections 3.3(a) and 3.4, the applicable period shall be seven (7) business days) ("Negotiation Period") for an agreement with respect to such Transfer. If an agreement is not reached prior to the expiration of the Negotiation Period, then upon said expiration Harvey will provide to Universal a written statement of the terms least favorable to the Harvey Group that the Harvey Group would be willing to accept in connection with the Transfer ("Bottom Line Terms"), and Universal shall have the right to accept such Bottom Line Terms by the close of business two (2) business days following the day Universal receives such Bottom Line Terms ("First Acceptance Period"). If Universal does not accept such Bottom Line Terms by the end of the First Acceptance Period, the Harvey Group shall be free to negotiate with third Persons with respect to the Transfer and to conclude an agreement following the First Acceptance Period with third Persons on terms as favorable, but only if At Least As Favorable, to the Harvey Group as such Bottom Line Terms; provided, that if the terms of a proposed agreement with third Persons ("Proposed Terms") are not At Least As Favorable to the Harvey Group as the Bottom Line Terms, the Harvey Group shall not have the right to enter into such third Person agreement until the Harvey Group notifies Universal in writing of such Proposed Terms, and gives Universal a period of two (2) business days following receipt of such notice within which to accept such Proposed Terms ("Second Acceptance Period"). If Universal does not accept such Proposed Terms by the end of the Second Acceptance Period, the Harvey Group shall have the right to enter into the proposed third Person agreement on such Proposed Terms with the particular third Person. If, at any time after the Harvey Group is permitted to negotiate with third Persons regarding a Transfer (but prior to the Harvey Group actually entering into an agreement with a third Person regarding such Transfer), there are any changed, new or additional elements (which for purposes of this Amended and Restated Agreement shall be limited to principal cast, principal

Characters, director or sequel/remake rights with respect to a New Picture; principal cast, principal Characters, writers, producer/executive producer, or deficit with respect to a New Television Product; and (to the extent and only to the extent the following elements are determined in advance) principal cast, principal Characters, director, writers, producer, budget range for production and distribution, release dates, and extent of distribution rights in home video and in other media with respect to a Made-For-Video Product), then the Harvey Group shall notify Universal thereof in writing, and Universal shall have five
(5) business days in which to accept said changed, new or additional elements. At all times with respect to the exercise of Universal's rights described herein, the Harvey Group shall not propose to Universal, and Universal shall not be obligated to accept, any terms which cannot be met as easily by one Person as by another, or which cannot be reduced to a determinable sum of money. An agreement with a third Person shall be deemed "At Least As Favorable" to the Harvey Group as such Bottom Line Term if: (i) the fixed compensation/ license fee offered by such third Person equals or exceeds the corresponding fixed compensation/license fee contained in Harvey's Bottom Line Terms; and (ii) each other financial or other material term offered by such third Person (other than terms which cannot be met as easily by one Person as by another) corresponds to a financial or other material term in Harvey's Bottom Line Terms and is no less favorable to the Harvey Group than the corresponding term of the Bottom Line Terms. The fixed compensation/license fee in connection with a so-called "pilot" for a series shall be deemed to be the aggregate of the fixed compensation/license fee payable in connection with such "pilot" and the aggregate fixed compensation/license fee which would be payable in connection with the initial committed order of episodes if the "pilot" were "picked up"; the fixed compensation/license fee in connection with a series for which there is no "pilot" shall be deemed to be the aggregate of the fixed compensation/license fee which would be payable in connection with the initial committed order of episodes. If the Harvey Group enters into an agreement with a third Person which Universal alleges to have been entered into in violation of these provisions or the Harvey Group desires to enter into an agreement with a third Person which Universal alleges will be in violation of these provisions if entered into by the Harvey Group, the Parties mutually agree to submit the matter to binding arbitration (consistent with the arbitration provisions of the Stock Purchase Agreement), and to jointly instruct the arbitrators, if possible, to render a decision within forty-five (45) days of the commencement (i.e., from the date the initiating Party first delivers written notice to the other Party of the initiation of such arbitration) of the arbitration proceedings.

16. "Force Majeure Event". Any act of God, or any event that cannot be reasonably anticipated or controlled, including, but not limited to fire; earthquake; strike or other work stoppage or labor disruption; war or other outbreak of hostilities; the death, incapacity or illness of the director of any Filmed Entertainment Product; or the death, incapacity, illness or failure to perform of a principal member of the cast or the principal writer, principal animator, or principal composer of any Filmed Entertainment Product.

17. "Foreign Territory". The universe excluding the Domestic Territory.

18. "Green-Lighted". A Picture shall be deemed to have been "green-lighted" when the director and two (2) principal cast members have been made "pay-or-play" for their full fixed compensation and the director has commenced rendering pre-production services.

19. "Harvey Group". Harvey, Harvey Comics and any other entity (whether a corporation, partnership or otherwise) which directly or indirectly controls, is controlled by or is under common control with Harvey or Harvey Comics and whether presently in existence or created hereafter); where rights (or obligations) with respect to a Character or Product are held by or Exploited by only one of the entities comprising the Harvey Group, reference to the Harvey Group shall be deemed to refer only to the applicable member thereof. Except where specifically stated otherwise, all rights of approval held by the Harvey Group hereunder shall be exercised by Harvey.

20. "Harvey Library". All film and/or tape Products in existence as of the Original Agreement Date.

21. "Initial Artificial Breakeven". The point at which "net proceeds" from a Picture would first become payable (x) with respect to any Picture produced prior to the Settlement Date, pursuant to Exhibit "B" attached to the Original Form of Agreement (and attached hereto as Exhibit Y), and (y) with respect to any Picture (including the First Sequel) produced after the Settlement Date, pursuant to Exhibit "A" attached to this Amended and Restated Agreement; provided, that, for purposes of calculating Initial Artificial Breakeven, for the first Casper Picture and the First Sequel, the aggregate distribution fees shall be deemed to be twenty percent (20%) and fifteen percent (15%), respectively, in lieu of the distribution fees set forth in such Exhibits. The following shall apply to the calculation of Initial Artificial Breakeven:

               (a) The computation of Initial Artificial Breakeven shall be subject to the "Amblin Charge" (as defined below) for supplying the production and/or producing and/or executive producing services of Amblin' Entertainment ("Amblin") and/or Steven Spielberg, or in the alternative, for supplying the directing services of Steven Spielberg (as the case may be ), which Amblin Charge is:

                      (i) For such production and/or producing and/or executive producing services, any fixed compensation attributable to Amblin specified in the budget of the Casper Picture shall be an advance against a sum equal to five percent (5%) of the Accountable Gross (as defined in Exhibit "B" to the Original

        Form of Agreement with respect to the first Casper Picture (and attached hereto as Exhibit Y), and as defined in Exhibit "A" attached to this Amended and Restated Agreement with respect to the First Sequel) up to and including the first point at which "net proceeds" are payable pursuant to such Exhibits; or, in the alternative;

                      (ii) For such directing services, any fixed compensation attributable to Amblin specified in the budget of the Feature Casper Picture shall be an advance against a sum equal to fifteen percent (15%) of such Accountable Gross up to and including the first point at which "net proceeds" are payable pursuant to such Exhibits.

The foregoing respective contingent consideration paid to Amblin shall be considered a "gross" participation and treated as such in accordance with the provisions of such Exhibits. The consideration deemed paid to Amblin herein above shall be conclusive for all purposes hereunder, irrespective of the consideration, if any, actually so paid or payable. Thus, the Harvey Group shall not need, and, notwithstanding any other provision of the Amended and Restated Agreement, accordingly waives any right to inspect and all rights of discovery of (X) any records concerning or related to any payment or obligation to Amblin or any other company owned or controlled by Steven Spielberg; and (Y) the agreement(s) between Amblin or any other company owned or controlled by Steven Spielberg and any member of the Universal Group.

               (b) For purposes of clarification, any reference to distribution fees for purposes of calculating Initial Artificial Breakeven in lieu of distribution fees set forth in such Exhibits, applies to reduce any greater distribution fees specified in such Exhibits, but does not increase any lesser distribution fees specified in such Exhibits or impose any distribution fee where none is specified in such Exhibits.

22. "Merchandising Gross Receipts". Subject to the provisions of the Merchandising Amendment for periods following the Merchandising Amendment Date, with respect to the first Feature Casper Picture, the "gross proceeds" derived from Merchandising in connection with such Picture, less a distribution fee equal to twenty-percent (20%) of such gross proceeds; provided that in the event Universal uses a third Person as a sub-agent (with Harvey's approval) in connection with the grant of a Merchandising license, the combined fees of such sub-agent and Universal shall not exceed forty percent (40%) of all revenues from Merchandising pursuant to the applicable license.

23. Deleted Intentionally.

24. "New Picture(s)". All Picture(s) featuring a Casper Character or having a Casper Character's name in the title as a reference to such Character other than those in the

Harvey Library.

25. "New Television Product". All Casper Character Products and Casper Characters which the Harvey Group desires to Exploit in the medium of television, other than Harvey Library Products.

26. "Other Existing Character Picture(s)". Any new Picture (A) in which neither the Character known as "Casper" nor the Character known as "Richie Rich" is the most prominently featured Character in the Picture, and (B) which does not contain the name of either "Casper" nor "Richie Rich" in the title of the Picture, and (C) which does not include one or more New Character(s) in the Picture, provided that after the Settlement Date the term "Other Existing Character Picture(s)" shall exclude any Picture which does not meet one of the following criteria: (x) a Casper Character is featured in the Picture, or (y) the title of the Picture includes the name of a Casper Character (as a reference to such Character).

27. "Person". Any individual, corporation, partnership, joint venture, or other entity of any kind.

28. "Picture". Any Product which is a motion picture (whether a feature motion picture or non-feature motion picture) intended to be Exploited by distribution for exhibition to paying audiences in one or more motion picture theaters.

29. "Product". Any (i) feature or non-feature motion picture (including without limitation any Picture), or any television, home video, non-theatrical, music, stage or radio production, in each case whether live, animated or recorded by any means now known or hereafter developed, (ii) book, magazine, comic book or other written publication, (iii) merchandise, apparel, toys, games, figures, dolls, novelties or other comparable physical property, and (iv) attraction, ride, show, venue or strolling or performing entertainer located in any theme or amusement park; whether such Product is in existence as of the Original Agreement Date or is thereafter proposed or created, and which is based upon, features or otherwise includes one or more Characters or other material which the Harvey Group owns, acquires, controls or develops.

30. "Promotions". Any use of Characters and Products in connection with advertising, publicity, promotion (including without limitation promotions involving the Theme Parks by third Persons) and corporate sponsorship relationships for those Theme Parks in which Characters and/or Products are used.

31. "Qualifying Attraction". An Attraction which costs at least Three Million Dollars ($3,000,000) to design, construct and make fully operational (exclusive of any internally allocated labor, materials or overhead costs of the Universal Group).

32. Deleted Intentionally.

33. "Silver/Davis". The Silver/Davis Company.

34. "Strollers". Any Characters and Products in the form of costumed characters meeting and greeting Theme Park visitors and others, strolling the grounds of Theme Parks, and performing on stages or other entertainment venues within Theme Parks.

35. "Transfer". For purposes of Universal's exercise of First Negotiation Rights or First Negotiation/First Refusal Rights (and such purposes only), a direct or indirect, option, license, sale, grant or other disposition of or transfer to any third Person by any member of the Harvey Group of any rights in any Character or Product. For purposes of Universal's exercise of First Negotiation Rights or First Negotiation/First Refusal Rights with respect to a proposed Transfer, Product in a proposal for Transfer shall be sufficiently defined if it includes at least a one page story idea, a description of a proposed principal Characters, a proposed budget range, and a proposed process for deciding other principal elements.

36. "Universal". Universal Studios, Inc. and/or any Universal Studios, Inc. subsidiary or other affiliate which Universal Studios, Inc. designates in its sole discretion to exercise rights and/or fulfill obligations hereunder.

37. "Universal Group". Universal (and any other corporation, partnership or otherwise) which directly or indirectly controls, is controlled by or is under common control with Universal and whether presently in existence or created hereunder.

38. "Warner Rights". The motion picture production and distribution rights with respect to the Character known as "Richie Rich" previously licensed to Warner Bros. (as the successor-in-interest to the rights of Jon Shapiro and Joe Binella under the agreement among Harvey Publications, Inc., Jon Shapiro and Joe Binella dated September 16, 1987, as amended from time-to-time); it being acknowledged and agreed that the Warner Rights do not include television or Merchandising rights with respect to "Richie Rich" or with respect to motion pictures produced pursuant to the Warner License, such rights having been retained by the Harvey Group; it being further acknowledged that Silver/Davis currently has the Warner Rights in turnaround from Warner Bros. for a period expiring _______________, 19___.

                                   SCHEDULE 2

                                PRICING SCHEDULE
                        ATTACHED TO AMENDED AND RESTATED
                      MEMORANDUM OF DISTRIBUTION AGREEMENT


Target Dates                     April 15, 1999, or April 15, 2000

Period Encompassed By Each       For activities within the Domestic Territory,
Theatrical Preclusion Period     from and including April 15 of the year of
                                 proposed initial release of the Casper Picture
                                 in question through July 31 of the following
                                 year; and for activities in the Foreign
                                 Territory, from and including May 15 of the
                                 year of proposed initial release of the Casper
                                 Picture in question through August 31 of the
                                 following year.*

Fixed Sequel Fee                 $XXXXXX

Non-Refundable Advance Due       $XXXXXX
On Or About Settlement Date
Against First Sequel Fixed Fee

Initial Percentage               XXX%

Increased Percentage             XXX%

Home Video Royalty               XXX% for rental and XXX% for sell-through as
                                 determined in accordance with Exhibits A and
                                 A-1 attached to the Amended and Restated Agreement

Daily Delay Amount               $XXXXXX

Aggregate Delay Amount           $XXXXXX

Film Advance Amount              $XXXXXX

*For example, if Universal gave an Initial Notice on or before February 15, 1998 and a Final Notice on or before June 15, 1998, then the corresponding Theatrical Preclusion Period would run in the Domestic Territory from April 15, 1999 through July 31, 2000, whether or not the Casper Picture planned to be released during such Theatrical Preclusion Period is actually released during such time.

By way of example of the limits on subsequent TPPs set forth in Subsection 2.6(c), assume that a Theatrical Preclusion Period commences April 15, 2000 and that a Casper Picture is initially released during such Theatrical Preclusion Period. Universal would be entitled to a subsequent Theatrical Preclusion Period commencing on April 15 of either 2003, 2004, 2005 or 2006. However, if such subsequent Theatrical Preclusion Period does not commence by April 15, 2006, Universal would forever lose the right to a subsequent Theatrical Preclusion Period because such subsequent Theatrical Preclusion Period could not commence by the sixth anniversary of the beginning of the immediately preceding Theatrical Preclusion Period (i.e., the one that began April 15, 2000).